Exhibit 2

INVESTMENT AGREEMENT
dated as of July 22, 2008
between
Boston Private Financial Holdings, Inc.
and
BP Holdco, L.P.

TABLE OF CONTENTS

Page
ARTICLE I

PURCHASE; CLOSING

1.1 Purchase	2
1.2 Closing	2
1.3 Warrants for Board Representative	6

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Disclosure	6
2.2 Representations and Warranties of the Company	7
2.3 Representations and Warranties of Purchaser	23

ARTICLE III

COVENANTS

3.1 Filings; Other Actions	25
3.2 Access, Information and Confidentiality	27
3.3 Conduct of the Business	29

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Agreement	29
4.2 Transfer Restrictions	31
4.3 Governance Matters	34
4.4 Legend	35
4.5 Reservation for Issuance	36
4.6 Certain Transactions	36
4.7 Indemnity	36
4.8 Exchange Listing	39
4.9 Registration Rights	39
4.10 Articles of Amendment	51
4.11 Gross-Up Rights	51
4.12 Depositary Shares; Independent Warrant Agent	54

ARTICLE V

TERMINATION

i

INDEX OF DEFINED TERMS

Location of
Term	Definition
Affiliate	6.9(a)
Agency	2.2(v)
Agreement	Preamble
Articles of Amendment	Recitals
Articles of Organization	Recitals
Beneficially Own	4.1(f)
Beneficial Owner	4.1(f)
Benefit Plan	2.2(r)(1)
BHC Act	2.2(a)(1)
Board of Directors	2.2(a)(1)
Board Representative	4.3(a)
business day	6.9(e)
CERCLA	2.2(u)
CIBC Act	4.1(a)
Closing	1.2(a)
Closing Date	1.2(a)
Code	2.2(i)
Common Stock	Recitals
Company	Preamble
Company Financial Statements	2.2(f)
Company Preferred Stock	2.2(b)
Company Reports	2.2(g)(1)
Company Significant Agreement	2.2(l)
Company Subsidiary	2.2(a)(2)
Company 10-K	2.1(c)(2)(A)
Contingent Convertible Preferred Stock	Recitals
Contingent Convertible Preferred Stock Articles of Amendment	Recitals
control/controlled by/under common control with	6.9(a)
Delayed Delivery Date	1.2(a)
De Minimis Claim	4.7(e)
Disclosure Schedule	2.1(a)
Equity Commitment Letter	3.1(e)
ERISA	2.2(r)(1)
Exchange Act	2.2(g)(1)
Federal Reserve	4.2(b)(3)
GAAP	2.1(b)
Governance Committee	4.3(a)
Governmental Entity	1.2(b)(1)(A)
Gross-Up Entity	4.11(a)
herein/hereof/hereunder	6.9(d)

Location of
Term	Definition
Holder	4.9(l)(1)
Holders’ Counsel	4.9(l)(2)
including/includes/included/include	6.9(c)
Indemnified Party	4.7(c)
Indemnifying Party	4.7(c)
Indemnitee	4.9(g)
Information	3.2(b)
Insurer	2.2(v)
Investor	3.1(e)
knowledge of the Company/Company’s knowledge	6.9(g)
Liens	2.2(c)
Loan Investor	2.2(v)
Losses	4.7(a)
Mandatorily Convertible Preferred Stock	Recitals
Mandatorily Convertible Preferred Stock Articles of Amendment	Recitals
Massachusetts Secretary	Recitals
Material Adverse Effect	2.1(b)
New Security	4.11(a)
or	6.9(b)
person	6.9(f)
Piggyback Registration	4.9(a)(4)
Pre-Closing Period	3.3
Preferred Stock	Recitals
Previously Disclosed	2.1(c)
Public Offering	1.2(b)(1)(C)
Purchase Price	1.2(c)(2)
Purchaser	Preamble
Qualifying Ownership Interest	4.1
Register, registered and registration	4.9(l)(3)
Registrable Securities	4.9(l)(4)
Registration Expenses	4.9(l)(5)
Regulatory Agreement	2.2(t)(1)
Rule 144	4.9(l)(6)
Rule 159A	4.9(l)(6)
Rule 405	4.9(l)(6)
Rule 415	4.9(l)(6)
Scheduled Black-out Period	4.9(l)(7)
SEC	2.1(c)(2)(A)
Securities	Recitals
Securities Act	2.2(g)(1)
Selling Expenses	4.9(l)(8)
Shelf Registration Statement	4.9(a)(2)
Special Registration	4.9(j)

Location of
Term	Definition
Stockholder Proposals	3.1(b)
Subsidiary	2.2(a)(2)
Tax/Taxes	2.2(i)
Tax Return	2.2(i)
Threshold Amount	4.7(e)
Transfer	4.2(a)
Voting Debt	2.2(b)
Voting Securities	4.1(f)
Warrant Agreement	Recitals
Warrants	Recitals

v

LIST OF EXHIBITS

Exhibit A:	Form of Articles of Amendment for the Mandatorily Convertible Preferred Stock

Exhibit B:	Form of Articles of Amendment for the Contingent Convertible Preferred Stock

Exhibit C:	Form of Warrant Agreement

     INVESTMENT AGREEMENT, dated as of July 22, 2008 (this “Agreement”), between Boston Private Financial Holdings, Inc., a Massachusetts corporation (the “Company”), and BP Holdco, L.P., a Delaware limited partnership (“Purchaser”).
RECITALS:
     A. Purchaser. Purchaser was formed for the purpose of making the investment in the Securities (as defined below) of the Company described herein.
     B. The Investment. The Company intends to sell to Purchaser, and Purchaser intends to purchase from the Company, as an investment in the Company, (i) shares of a series of mandatorily convertible perpetual non-cumulative preferred stock, par value $1.00 per share, of the Company, having the terms set forth in Exhibit A (the “Mandatorily Convertible Preferred Stock”) and (ii) shares of a series of contingent convertible perpetual non-cumulative preferred stock, par value $1.00 per share, of the Company, having the terms set forth in Exhibit B (the “Contingent Convertible Preferred Stock” and, together with the Mandatorily Convertible Preferred Stock, the “Preferred Stock” ). In connection with such purchase and sale, the Company intends to issue to Purchaser, pursuant to the Warrant Agreement, between the Company and the Warrant Agent named therein (the “Warrant Agreement”), in the form attached to this Agreement as Exhibit C, with such changes therein as the Company and Purchaser shall agree in writing, warrants (the “Warrants”) to purchase shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”) in the form set forth in Exhibit A to the Warrant Agreement.
     C. The Securities. The term “Securities” refers collectively to (i) the shares of Preferred Stock and the Warrants referred to in Section 1.2(c), which are to be purchased or issued and acquired under this Agreement and (ii) the shares of Common Stock into which the Preferred Stock is convertible and for which the Warrants may be exercised in accordance with the terms thereof and of this Agreement. When purchased, the Mandatorily Convertible Preferred Stock will be evidenced by a share certificate incorporating the terms set forth in the Articles of Amendment for the Mandatorily Convertible Preferred Stock in the form attached as Exhibit A (the “Mandatorily Convertible Preferred Stock Articles of Amendment”) and the Contingent Convertible Preferred Stock will be evidenced by a share certificate incorporating the terms set forth in the Articles of Amendment for the Contingent Convertible Preferred Stock in the form attached as Exhibit B (the “Contingent Convertible Preferred Stock Articles of Amendment” and, together with the Mandatorily Convertible Preferred Stock Articles of Amendment, the “Articles of Amendment”), each of which shall be made a part of the Company’s Restated Articles of Organization, as amended (the “Articles of Organization”), by the filing of the Articles of Amendment with the Secretary of State of the Commonwealth of Massachusetts (the “Massachusetts Secretary”).
     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I
PURCHASE; CLOSING
     1.1 Purchase. On the terms and subject to the conditions set forth herein, Purchaser will (i) purchase from the Company, and the Company will sell to Purchaser, a number of shares of Preferred Stock determined in accordance with Section 1.2(c)(1) and (ii) receive from the Company Warrants to purchase a number of shares of Common Stock determined in accordance with Section 1.2(c)(1).
     1.2 Closing.
     (a) Time and Date of Closing. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the purchase and issuance of the Securities referred to in Section 1.1 by Purchaser pursuant hereto (the “Closing”) shall occur at 9:30 a.m., New York time, on July 29, 2008, provided that if such conditions have not been so satisfied or waived on such date, the Closing shall occur on the first business day after the satisfaction or waiver (by the party entitled to grant such waiver) of the conditions to the Closing set forth in this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions), at the offices of Simpson Thacher & Bartlett LLP located at 425 Lexington Avenue, New York, New York 10017 or such other date and/or location as agreed by the parties, provided, further, that the delivery of the Securities and the payment of the Purchase Price therefor shall be made on a delayed basis on the date that is 10 business days following the Closing Date (the “Delayed Delivery Date”), as further specified herein. The date of the Closing is referred to as the “Closing Date”.
     (b) Closing Conditions. (1) The obligation of Purchaser, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the fulfillment or written waiver by Purchaser and the Company prior to the Closing of the following conditions:
     (A) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing or shall prohibit or restrict Purchaser or its Affiliates from owning, voting, or, subject to the receipt of approval of the Stockholder Proposals, converting or exercising, any Securities in accordance with the terms thereof and no lawsuit shall have been commenced by any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, or any applicable industry self-regulatory organization (each, a “Governmental Entity”), and no written notice shall have been issued and not withdrawn by any federal or state banking regulator of competent jurisdiction, seeking to effect any of the foregoing;

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     (B) the shares of Common Stock into which the Mandatorily Convertible Preferred Stock is convertible and for which the Warrants may be exercised shall have been authorized for listing on The NASDAQ Global Select Market or such other market on which the Common Stock is then listed or quoted, subject to official notice of issuance;
     (C) the Company shall have received on or prior to the Closing Date cash proceeds from the completion of a registered underwritten public offering of shares of Common Stock (the “Public Offering”) which, when added to the Purchase Price to be received on the Delayed Delivery Date, and after deducting all fees, expenses and underwriting discounts paid or payable in connection with the Public Offering and the transactions contemplated hereby, shall equal an aggregate amount of not less than $150,000,000; and
     (D) the sum of (i) the number of shares of Common Stock issuable upon full conversion of the Preferred Stock and full exercise of the Warrants issued pursuant to this Agreement (assuming the Stockholder Proposals shall have been approved) and (ii) the number of shares of Common Stock issuable in connection with the Public Offering, shall not exceed 49.99% of the sum of (1) the outstanding shares of Common Stock, (2) the number of shares of Common Stock issuable by the Company in the Public Offering and (3) the number shares of Common Stock to be issued upon consummation of the transactions to occur on the Delayed Delivery Date (treating as outstanding all shares issuable upon full conversion of the Preferred Stock and full exercise of the Warrants). For the purpose of determining satisfaction of the condition set forth in this Section 1.2(b)(1)(D): (x) the outstanding shares of Common Stock shall be deemed to be 39,750,000; (y) the maximum number of shares issuable pursuant to any over-allotment option granted to the underwriters shall be deemed issuable in connection with the Public Offering for purposes of clauses (ii) and (2); and (z) Purchaser shall be deemed to have exercised in full its rights to purchase additional Securities as provided in the last paragraph of Section 1.2(c).
     (2) The obligation of Purchaser to consummate the purchase and acquisition of the Securities is also subject to the fulfillment or written waiver by Purchaser prior to the Closing of each of the following conditions:
     (A) the Company shall have performed in all material respects all obligations required to be performed by it at or prior to Closing pursuant to this Agreement; and

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     (B) Purchaser shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.2(b)(2)(A) have been satisfied.
     (3) The obligation of the Company to effect the Closing is subject to the fulfillment or written waiver by the Company prior to the Closing of the following additional conditions:
     (A) Purchaser has performed in all material respects all obligations required to be performed by it at or prior to the Closing, as the case may be, under this Agreement; and
     (B) the Company shall have received a certificate signed on behalf of Purchaser by a senior executive officer certifying to the effect that the conditions set forth in Section 1.2(b)(3)(A) has been satisfied.
     (c) Delivery. Subject to the satisfaction or waiver on the Closing Date of the applicable conditions to the Closing in Section 1.2(b), on the Delayed Delivery Date:
     (1) the Company will deliver to Purchaser:
     (A) certificates representing a number of shares of Mandatorily Convertible Preferred Stock convertible into a number of shares of Common Stock equal to 9.99% of the total number of shares of Common Stock outstanding (i) after giving effect to the Closing and the closing of the Public Offering (including any shares actually purchased on or prior to the Delayed Delivery Date as a result of the exercise of any over-allotment option granted to the underwriters thereof but excluding any shares that may be issued after such date pursuant to such over-allotment option) and (ii) assuming conversion of the Mandatorily Convertible Preferred Stock;
     (B) Warrants to purchase a number of shares of Common Stock equal to 40% of the sum of (i) the number of shares of Common Stock issuable upon full conversion of all shares of Mandatorily Convertible Preferred Stock issued pursuant to Section 1.2(c)(1)(A) and (ii) the number of shares of Common Stock issuable upon full conversion of all shares of Contingent Convertible Preferred Stock issued pursuant to Section 1.2(c)(1)(C) (assuming the Stockholder Proposals shall have been approved); and
     (C) certificates representing a number of shares of Contingent Convertible Preferred Stock convertible into a number

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of shares of Common Stock which, when added to the other Securities to be issued pursuant to this Agreement, and assuming full conversion of the Preferred Stock and full exercise of the Warrants, would equal 24.99% of the outstanding shares of Common Stock after giving effect to the Closing and the closing of the Public Offering (counting as outstanding for this purpose all shares of Common Stock actually issued on or prior to the Delayed Delivery Date pursuant to any over-allotment option granted to the underwriters of the Public Offering (but not any shares that may be issued after such date pursuant to such over-allotment option) and all shares of Common Stock issuable pursuant to this Agreement and all shares of Common Stock issuable upon conversion or exercise of the Securities).
     (2) Purchaser will pay to the Company an amount (the “Purchase Price”) equal to the aggregate number of shares of Preferred Stock to be delivered pursuant to Sections 1.2(c)(1)(A) and (C) multiplied by $100,000.
     For the avoidance of doubt, following the occurrence of the Closing, the obligations of the Company to deliver the Securities on the Delayed Delivery Date and Purchaser to pay for such Securities on the Delayed Delivery Date shall become irrevocable and unconditional save for the condition that the other party shall have made the required delivery of the Securities or payment, as applicable, as stated in Sections 1.2(c)(1) and 1.2(c)(2).
     If the over-allotment option referred to above is exercised after the Delayed Delivery Date, Purchaser shall be entitled to purchase an additional number of shares of Preferred Stock and to receive an additional number of Warrants, as is necessary to cause (i) the shares of Common Stock into which the Mandatorily Convertible Preferred Stock owned by Purchaser are convertible to represent up to the same percentage (but not in excess of 9.99%) of the Company’s outstanding shares of Common Stock after giving effect to the purchase pursuant to such over-allotment option and Purchaser’s purchase pursuant to this paragraph as the shares of Common Stock issuable upon conversion of the Mandatorily Convertible Preferred Stock represented immediately prior to such purchases and (ii) the shares of Preferred Stock and Warrants owned by Purchaser after giving effect to the purchase pursuant to such over-allotment and Purchaser’s purchase pursuant to this paragraph to represent up to the same percentage (but not in excess of 24.99%), on an as-converted basis, as such as-converted ownership percentage of Purchaser prior to such purchases. Such purchase and delivery of such shares of Preferred Stock and Warrants pursuant to this paragraph shall be made on the terms (including price per share) and conditions set forth in this Agreement and upon consummation of such purchase, all references to

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“Preferred Stock”, “Warrants” and “Securities” in this Agreement shall be deemed to include the additional shares so purchased and Warrants received pursuant to this paragraph; and the “Purchase Price” referred to in this Agreement shall be deemed to be increased by the additional amount paid by Purchaser in connection with the purchase pursuant to this paragraph. The Company shall notify Purchaser as soon as practicable and in any event within 24 hours of any exercise of the over-allotment option by the underwriters of the Public Offering.
     1.3 Warrants for Board Representative. If requested by Purchaser, in order to facilitate a Transfer (or contingent Transfer) of warrants by Purchaser to its Board Representative (upon such terms and conditions as Purchaser and the Board Representative may have agreed), upon the request of Purchaser at least one business day prior to the Delayed Delivery Date, the Company shall cause a portion of the Warrants issuable hereunder (which shall be limited to Warrants exercisable for not more than 60,000 shares of Common Stock) to be issued with an exercise price equal to the fair market value of the Common Stock on the date of grant (but in no event shall the exercise price be less than $6.62). Notwithstanding the definition of “Warrants” or anything to the contrary contained in Exhibit C hereto, such warrants shall nonetheless deemed to be “Warrants” for all purposes under this Agreement.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
     2.1 Disclosure.
     (a) On or prior to the date hereof, the Company delivered to Purchaser and Purchaser delivered to the Company a schedule (a “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Company, or in Section 2.3 with respect to Purchaser, or to one or more covenants contained in Article III.
     (b) As used in this Agreement, the term “Material Adverse Effect” means any circumstance, event, change, development or effect that (1) is material and adverse to the business, assets, results of operations or financial condition of the Company and Company Subsidiaries taken as a whole or (2) would materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Closing; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof by Governmental Entities, (C) actions or

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omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of Purchaser, (D) changes in general economic, monetary or financial conditions, including changes in prevailing interest rates, credit markets, secondary mortgage market conditions or housing price appreciation/depreciation trends, (E) changes in the market price or trading volumes of the Common Stock or the Company’s other securities (but not the underlying causes of such changes), (F) the failure of the Company to meet any internal or public projections, forecasts, estimates or guidance (including guidance as to “earnings drivers”) for any period ending on or after December 31, 2007 (but not the underlying causes of such failure), (G) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism and (H) the public disclosure of this Agreement or the transactions contemplated hereby; except, with respect to clauses (A), (B), (D) and (G), to the extent that the effects of such changes have a disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, relative to other banks, savings associations and their holding companies generally.
     (c) “Previously Disclosed” with regard to (1) a party means information set forth on its Disclosure Schedule, provided, however, that disclosure in any section of such Disclosure Schedule shall apply only to the indicated section of this Agreement except to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is relevant to another section of this Agreement, and (2) the Company means information publicly disclosed by the Company in (A) its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed by it with the Securities and Exchange Commission (“SEC”) on March 14, 2008 (the “Company 10-K”), (B) its Definitive Proxy Statement on Schedule 14A, as filed by it with the SEC on March 24, 2008, (C) its Quarterly Report on Form 10-Q, as filed by it with the SEC on May 12, 2008 or (D) any Current Report on Form 8-K filed or furnished by it with the SEC since January 1, 2008 and publicly available prior to the date of this Agreement (excluding, in the case of all of the foregoing documents, any risk factor disclosures contained in such documents (whether or not included under the heading “Risk Factors”), any disclosure of risks included in any “forward-looking statements” disclaimer and other statements that are similarly non-specific or are predictive or forward-looking in nature).
     2.2 Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants to Purchaser, as of the date of this Agreement and as of the Closing Date, that:
     (a) Organization and Authority.
     (1) The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have,

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individually or in the aggregate, a Material Adverse Effect, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (“BHC Act”). The Company has furnished to Purchaser true, correct and complete copies of the Articles of Organization and the by-laws of the Company as in effect on the date of this Agreement, and no amendments thereto are pending or contemplated, except for the adoption and filing of the Articles of Amendment and the amendment to increase the number of shares of authorized Common Stock expressly contemplated by the terms of this Agreement. The Company is not in violation of any provision of its Articles of Organization or its by-laws. The minute books of the Company made available to Purchaser reflect in all material respects all corporate actions taken since January 1, 2006 by the Company’s stockholders and the board of directors of the Company (the “Board of Directors”) (including committees of the Board of Directors).
     (2) Each Company Subsidiary is duly organized and validly existing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have, individually or in the aggregate, a Material Adverse Effect, and has the corporate power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is being conducted. Each of the Company’s depository institution subsidiaries is duly organized and validly existing under its jurisdiction of organization and its deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation, and all premiums and assessments required to be paid in connection therewith have been paid when due. As used herein, “Subsidiary” means, with respect to any person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof; and “Company Subsidiary” means any Subsidiary of the Company.
     (b) Capitalization. The authorized capital stock of the Company consists of 70,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, $1.00 par value, of the Company (the “Company Preferred Stock”). As of the date hereof, there are 38,782,676 shares of Common Stock outstanding, no shares of Company Preferred Stock are outstanding, and

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5,914,725 shares of Common Stock are reserved for issuance upon exercise of outstanding stock options. Except for the foregoing, and except for shares issued or reserved for issuance pursuant to employee equity awards outstanding or granted after the date hereof in the ordinary course of business consistent with past practice, the Company shall not have (i) issued or authorized the issuance of any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock, (ii) reserved for issuance any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock, or (iii) repurchased or redeemed, or authorized the repurchase or redemption of, any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock. All of the issued and outstanding shares of Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. Except (i) pursuant to any cashless exercise provisions of any Company stock options or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under the Benefit Plans, and (ii) as set forth elsewhere in this Section 2.2(b), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or redemption or issuance of, or securities or rights convertible into or exchangeable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or redeem or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement).
     (c) Company’s Subsidiaries. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of the Company Subsidiaries, free and clear of any liens, charges, adverse rights or claims, pledges, covenant, title defect, security interests and other encumbrances of any kind (“Liens”), and all of such shares or equity interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or redemption or issuance of any shares of capital stock, any other equity security or any Voting Debt of such Company Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock, any other equity security or Voting Debt of such Company Subsidiary.
     (d) Authorization.

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     (1) The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and unanimously authorized by the Board of Directors. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings or stockholder actions are necessary for the execution and delivery by the Company of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby, subject, in the case of the authorization and issuance of the shares of Common Stock to be issued on conversion or exercise of the Preferred Stock or the Warrants to be purchased or acquired under this Agreement, to receipt of the approval by the Company’s stockholders of the Stockholder Proposals. The only vote of the stockholders of the Company required to approve (i) the conversion of the Preferred Stock into, and exercise of the Warrants for, Common Stock for purposes of Rule 4350(i) of the NASDAQ Marketplace Rules, is a majority of the total votes cast on such proposal and (ii) the amendment of the Articles of Organization to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Preferred Stock into, and exercise of the Warrants for, Common Stock, is the affirmative vote of the holders of not less than a majority of the outstanding shares of Common Stock. To the Company’s knowledge, all shares of Common Stock outstanding on the record date for a meeting at which a vote is taken with respect to the Stockholder Proposals shall be eligible to vote on such proposals.
     (2) Neither the execution and delivery by the Company of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof (including, without limitation, the conversion or exercise provisions of the Preferred Stock or the Warrants), will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the material properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (i) its Articles of Organization or by-laws (or similar governing documents) or the articles of organization,

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charter, by-laws or other governing instrument of any Company Subsidiary, subject in the case of the authorization and issuance of the shares of Common Stock to be issued on conversion or exercise of the Preferred Stock or the Warrants to be purchased under this Agreement, to receipt of the approval by the Company’s stockholders of the Stockholder Proposals, or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in Section 2.2(e), violate any law, statute, ordinance, rule, regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets, except, in the case of clauses (A)(ii) and (B), for such violations, conflicts and breaches as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (e) Governmental Consents. Other than the securities or blue sky laws of the various states, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the transactions contemplated by this Agreement.
     (f) Financial Statements. Each of the consolidated balance sheets of the Company and the Company Subsidiaries and the related consolidated statements of income, stockholders’ equity and cash flows, together with the notes thereto (collectively, the “Company Financial Statements”), included in any Company Report filed with the SEC, (1) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (2) complied as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and (4) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the dates set forth therein and the consolidated results of operations, changes in stockholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments.
     (g) Reports.
     (1) Since December 31, 2005, the Company and each Company Subsidiary has timely filed all material reports, registrations,

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documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and has paid all material fees and assessments due and payable in connection therewith. As of their respective dates of filing, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities. To the knowledge of the Company, as of the date of this Agreement, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report. In the case of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date of this Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). With respect to all other Company Reports, the Company Reports were complete and accurate in all material respects as of their respective dates. No executive officer of the Company or any Company Subsidiary has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002. To the knowledge of the Company, there are no facts or circumstances that would prevent its chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to Rules 13a-14 and 15d-14 under the Exchange Act, without qualification, with respect to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008.
     (2) The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not, individually or in the aggregate, reasonably be expected to adversely affect in any material respect the system of internal accounting controls described below in this Section 2.2(g). The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including the consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of

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Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since December 31, 2006, (A) neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, and (B) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.
     (h) Properties and Leases. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and the Company Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from Liens that would affect the value thereof or interfere with the use made or to be made thereof by them. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and the Company Subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.
     (i) Taxes. (1) Each of the Company and the Company Subsidiaries has (x) duly and timely filed (including pursuant to applicable extensions granted without penalty) all material Tax Returns required to be filed by it and (y) paid in full all Taxes due or made adequate provision in the financial statements of the Company (in accordance with GAAP) for any such Taxes, whether or not shown as due on such Tax Returns; (2) no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company or any of the Company Subsidiaries which deficiencies have not since been resolved, except for Taxes proposed, asserted or assessed that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided; and (3) there are no material Liens for Taxes upon the assets of either the Company or

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the Company Subsidiaries except for statutory Liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided. None of the Company or any of the Company Subsidiaries has been a “distributing corporation” or a “controlled corporation” in any distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”) is applicable. None of the Company or any Company Subsidiary has engaged in any transaction that is a “listed transaction” for federal income tax purposes within the meaning of Treasury Regulations section 1.6011-4, which has not yet been the subject of an audit. For purposes of this Agreement, “Taxes” shall mean all taxes, charges, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including any income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, together with any interest or penalties attributable thereto, and any payments made or owing to any other person measured by such taxes, charges, levies, penalties or other assessment, whether pursuant to a tax indemnity agreement, tax sharing payment or otherwise (other than pursuant to commercial agreements or Benefit Plans). For purposes of this Agreement, “Tax Return” shall mean any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including without limitation all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.
     (j) Absence of Certain Changes. Since December 31, 2007 until the date hereof, (1) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (2) except for publicly disclosed ordinary dividends on the Common Stock, the Company has not made or declared any distribution in cash or in kind to its stockholders or issued or repurchased any shares of its capital stock or other equity interests and (3) no event or events have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
     (k) No Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Company Financial Statements filed prior to the date hereof to the extent required to be so reflected or reserved against in accordance with GAAP, except for (1) liabilities that have arisen since December 31, 2007 in the ordinary and usual course of business and consistent with past practice, (2) contractual liabilities under (other than liabilities arising from any breach or violation of) agreements Previously Disclosed or not required by this Agreement to be so disclosed and (3) liabilities that have not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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     (l) Commitments and Contracts. The Company has Previously Disclosed or provided to Purchaser true, correct and complete copies of each of the following to which the Company or any Company Subsidiary is a party or subject (whether written or oral, express or implied) (each, a “Company Significant Agreement”):
     (1) any contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K to be performed in whole or in part after the date of this Agreement;
     (2) any contract or agreement which limits the freedom of the Company or any of the Company Subsidiaries to compete in any line of business;
     (3) any contract or agreement which grants any person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of the Company or the Company Subsidiaries;
     (4) any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations, including continuing material indemnity obligations, of the Company or any of the Company Subsidiaries; and
     (5) any contract pursuant to which any benefit thereunder would be accelerated or increased or any of the rights or obligations of the parties thereunder would be otherwise changed or affected, by the transactions contemplated hereby or by the Public Offering.
Except as Previously Disclosed: (i) each of the Company Significant Agreements is valid and binding on the Company and the Company Subsidiaries, as applicable, and in full force and effect; (ii) the Company and each of the Company Subsidiaries, as applicable, are in all material respects in compliance with and have in all material respects performed all obligations required to be performed by them to date under each Company Significant Agreement; and (iii) as of the date hereof, neither the Company nor any of the Company Subsidiaries knows of, or has received notice of, any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement.
     (m) Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Securities to be issued pursuant to this

15

Agreement under the Securities Act and the rules and regulations of the SEC promulgated thereunder) which might subject the offering, issuance or sale of any of the Securities to Purchaser pursuant to this Agreement to the registration requirements of the Securities Act.
     (n) Status of Securities. The shares of Preferred Stock (upon filing of the Articles of Amendment with the Massachusetts Secretary) and the Warrants to be issued pursuant to this Agreement have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor as provided in this Agreement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Company. The Warrants, when executed and delivered by the Company pursuant to this Agreement, will constitute valid and legally binding agreements of the Company enforceable in accordance with their terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). The shares of Common Stock issuable upon the conversion of the Preferred Stock and exercise of the Warrants will, upon filing of the Articles of Amendment with the Massachusetts Secretary and, in the case of Contingent Convertible Preferred Stock, upon receipt of the approval by the Company’s stockholders of the Stockholder Proposals, have been duly authorized by all necessary corporate action and when so issued upon such conversion or exercise will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Company.
     (o) Litigation and Other Proceedings. There is no pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding, against the Company or any Company Subsidiary or to which any of their assets are subject, nor is the Company or any Company Subsidiary subject to any order, judgment or decree, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no unresolved violation, criticism or exception by any Governmental Entity with respect to any report or relating to any examinations or inspections of the Company or any Company Subsidiaries.
     (p) Compliance with Laws. The Company and each Company Subsidiary have all material permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company or such Company Subsidiary. The Company and each Company Subsidiary has complied in all material respects and is not in default or violation in any respect of, and none of

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them is, to the knowledge of the Company, under investigation with respect to or, to the knowledge of the Company, has been threatened to be charged with or given notice of any material violation of, any applicable material domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity, other than such noncompliance, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for statutory or regulatory restrictions of general application, no Governmental Entity has placed any material restriction on the business or properties of the Company or any Company Subsidiary.
     (q) Labor. Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Company or any Company Subsidiary.
     (r) Company Benefit Plans.
     (1) Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) with respect to each Benefit Plan, the Company and the Company Subsidiaries, as well as each Benefit Plan, have complied, and are now in compliance with all provisions of ERISA, the Code and all laws and regulations applicable to such Benefit Plan; and (B) each Benefit Plan has been administered in accordance with its terms. “Benefit Plan” means any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any employee pension benefit plan within the meaning of Section 3(2) of ERISA and any bonus, incentive, deferred compensation, vacation, stock purchase, stock incentive, severance, employment, change of control, consulting or fringe benefit plan, program, agreement or policy.
     (2) Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and except for liabilities fully reserved for or identified in the Company Financial Statements filed prior to the date hereof, no claim has been made, or to the knowledge of the Company threatened, against the Company or any of the Company Subsidiaries related to the employment and compensation of employees or any Benefit Plan, including without

17

limitation any claim related to the purchase of employer securities or to expenses paid under any defined contribution pension plan.
     (3) Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor the Company Subsidiaries has incurred any withdrawal liability as a result of a complete or partial withdrawal from a “multiemployer plan”, as that term is defined in Part I of Subtitle E of Title IV of ERISA, that has not been satisfied in full, and no event has occurred which would reasonably be expected to give rise to any liability to the Company or any Company Subsidiary under Title IV of ERISA.
     (4) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits, (iv) require the funding or increase in the funding of any such benefits or (v) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust and (B) neither the Company nor any Company Subsidiary has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.
     (s) Risk Management Instruments. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all material derivative instruments, including, swaps, caps, floors and option agreements to which the Company or any of its Subsidiaries is a party were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms. Neither the Company nor the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

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     (t) Agreements with Regulatory Agencies; Compliance with Certain Banking Regulations.
     (1) Neither the Company nor any Company Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2006, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Company Subsidiary been advised since December 31, 2006 by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement. Each of the Company and each Company Subsidiary is in compliance in all material respects with each Regulatory Agreement to which it is party or subject, and neither the Company nor any Company Subsidiary has received any notice from any Governmental Entity indicating that either the Company or any Company Subsidiary is not in compliance in all material respects with any such Regulatory Agreement.
     (2) The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause any of its Subsidiary banking institutions: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the PATRIOT ACT, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by Company Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company is not aware of any facts or circumstances which would cause it to believe that any nonpublic customer information has been disclosed to or accessed by an unauthorized third party.

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     (3) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company and each Company Subsidiary has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law. None of the Company, any Company Subsidiary or any director, officer or employee of the Company or any Company Subsidiary has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.
     (u) Environmental Liability. There is no legal, administrative, arbitral or other proceeding, claim or action of any nature seeking to impose, or that could result in the imposition of, on the Company or any Company Subsidiary, any liability or obligation of the Company or any Company Subsidiary with respect to any environmental health or safety matters or any private or governmental, health or safety investigations or remediation activities of any nature arising under common law or under any local, state or federal environmental, health or safety statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), pending or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary the result of which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; to the Company’s knowledge, there is no reasonable basis for, or circumstances that are reasonably likely to give rise to, any such proceeding, claim, action, investigation or remediation; and to the Company’s knowledge, neither the Company nor any Company Subsidiary is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any such environmental liability.
     (v) Loan Portfolio; Mortgage Banking Business. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
     (1) All of the written and oral loan agreements, notes or borrowing arrangements (including, without limitation, all leases, credit enhancements, commitments, guarantees and interest-bearing assets) originated or purchased and held by the Company or any Company Subsidiary were solicited, originated and exist in compliance with all applicable loan policies and procedures of the Company and the Company Subsidiaries. The information (including electronic information and

20

information contained on tapes and computer disks) with respect to all loans of the Company and the Company Subsidiaries furnished to Purchaser by the Company is, as of the respective dates indicated therein, true and complete in all material respects; provided that such information excludes information as would identify the names and addresses or other similar personal information of any customer.
     (2) The Company and each Company Subsidiary has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any Company Subsidiary satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any Company Subsidiary and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and
     (3) No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any Company Subsidiary has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any Company Subsidiary to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any Company Subsidiary or (C) indicated in writing to the Company or any Company Subsidiary that it has terminated or intends to terminate its relationship with the Company or any Company Subsidiary for poor performance, poor loan quality or concern with respect to the Company’s or any Company Subsidiary’s compliance with laws.
     For purposes of this Section 2.2(v):
(A) “Agency” shall mean the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, or any other federal or state agency with authority to (i) determine any investment, origination, lending

21

or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any Company Subsidiary or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including without limitation state and local housing finance authorities.
(B) “Loan Investor” shall mean any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any Company Subsidiary or a security backed by or representing an interest in any such mortgage loan; and
(C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any Company Subsidiary, including, the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.
     (w) Anti-takeover Provisions Not Applicable. The Board of Directors has taken all necessary action to ensure that the transactions contemplated by this Agreement and any of the transactions contemplated hereby will be deemed to be exceptions to the provisions of Chapter 110D of the Massachusetts Business Corporation Law, and that any other similar “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law does not and will not apply to this Agreement or to any of the transactions contemplated hereby.
     (x) Knowledge as to Conditions. As of the date of this Agreement, the Company knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by this Agreement will not be obtained.
     (y) Brokers and Finders. Except for Goldman, Sachs & Co., neither the Company nor any Company Subsidiary nor any of their respective officers or directors, or to the Company’s knowledge, other employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary, in connection with this Agreement or the transactions contemplated hereby.

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     2.3 Representations and Warranties of Purchaser. Except as Previously Disclosed, Purchaser hereby represents and warrants to the Company, as of the date of this Agreement and as of the Closing Date, that:
     (a) Organization and Authority. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially and adversely affect Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and Purchaser has the corporate or other power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.
     (b) Authorization.
     (1) Purchaser has the corporate or other power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by Purchaser’s board of directors, general partner or managing members, as the case may be, and no further approval or authorization by any of its partners or other equity owners, as the case may be, is required. This Agreement has been duly and validly executed and delivered by Purchaser and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).
     (2) Neither the execution, delivery and performance by Purchaser of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of Purchaser under any of the terms, conditions or provisions of (i) its certificate of limited partnership or partnership agreement or similar governing documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Purchaser is a party or by which it may be bound, or to which Purchaser or any of the properties or assets of Purchaser may be subject, or (B) subject to compliance with the statutes

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and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to Purchaser or any of its properties or assets, except, in the case of clauses (A)(ii) and (B), for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect Purchaser’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.
     (3) Other than the securities or blue sky laws of the various states, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by Purchaser of the transactions contemplated by this Agreement.
     (c) Purchase for Investment. Purchaser acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws. Purchaser (1) is acquiring the Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Securities to any person, (2) will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and of making an informed investment decision, and (4) is an “accredited investor” (as that term is defined in Rule 501 of the Securities Act).
     (d) Ownership. As of the date of this Agreement, neither Purchaser nor any of its Affiliates (other than any portfolio company or other Affiliate with respect to which Purchaser is not the party exercising control over investment decisions) are the owners of record or the Beneficial Owners of shares of Common Stock or securities convertible into or exchangeable for Common Stock.
     (e) Financial Capability. At Closing, Purchaser will have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.
     (f) Knowledge as to Conditions. As of the date of this Agreement, Purchaser does not know of any reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by this Agreement will not be obtained.
     (g) Purchaser’s Operations. Purchaser has not conducted any business other than that (x) incident to its formation for the sole purpose of carrying out the

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transactions contemplated by this Agreement and (y) in relation to this Agreement the transactions contemplated hereby.
     (h) Brokers and Finders. Except for Morgan Stanley, neither Purchaser nor its Affiliates, any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for Purchaser, in connection with this Agreement or the transactions contemplated hereby.
ARTICLE III
COVENANTS
     3.1 Filings; Other Actions.
     (a) Purchaser, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters. In particular, Purchaser will use its reasonable best efforts to promptly obtain or submit, and the Company will cooperate as may reasonably be requested by Purchaser to help Purchaser promptly obtain or submit, as the case may be, as promptly as practicable, all notices to and, to the extent required by applicable law or regulation, consents, approvals or exemptions from bank regulatory authorities, for the transactions contemplated by this Agreement. Purchaser and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions to which it will be party contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 3.1(a). To the extent permitted by applicable law, Purchaser shall promptly furnish the Company, and the Company shall promptly furnish Purchaser, with copies of written communications received by it or its Subsidiaries from, or

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delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.
     (b) Unless this Agreement has been terminated pursuant to Section 5.1, the Company shall call a special meeting of its stockholders, as promptly as practicable following the Closing, but in any event on or before November 30, 2008, to vote on proposals (collectively, the “Stockholder Proposals”) to (A) approve the (x) conversion of the Contingent Convertible Preferred Stock into, and exercise of the Warrants for, Common Stock and (y) issuance of any shares of Common Stock which may be or is required to be issued pursuant to the terms of the Articles of Amendment or the Warrants, in each case, for purposes of Rule 4350(i) of the NASDAQ Marketplace Rules, and (B) amend the Articles of Organization to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of all shares of the Preferred Stock into, and exercise of the Warrants for, Common Stock. The Board of Directors shall unanimously recommend to the Company’s stockholders that such stockholders vote in favor of the Stockholder Proposals. In connection with such meeting, the Company shall promptly prepare (and Purchaser will reasonably cooperate with the Company to prepare) and file (in no event later than ten business days after the date of this Agreement) with the SEC a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to the Company’s stockholders not more than five business days after clearance thereof by the SEC, and shall use its reasonable best efforts to solicit proxies for such stockholder approval. The Company shall notify Purchaser promptly of the receipt of any comments from the SEC or its staff with respect to the proxy statement and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and will supply Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement. If at any time prior to such stockholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its stockholders such an amendment or supplement. Each of Purchaser and the Company agrees promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail to its stockholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. The Company shall consult with Purchaser prior to filing any proxy statement, any amendment or supplement thereto, or any correspondence to the SEC or its staff relating thereto, and provide Purchaser with a reasonable opportunity to comment thereon. In the event that the approval of any of the Stockholder Proposals is not obtained at such special stockholders’ meeting, the Company shall include a proposal to approve (and the Board of Directors shall unanimously recommend approval of) each such proposal at a

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meeting of its stockholders no less than once in each subsequent six-month period beginning on the date of such special stockholders’ meeting until all such approvals are obtained or made.
     (c) Purchaser, on the one hand, agrees to furnish the Company, and the Company, on the other hand, agrees, upon request, to furnish to Purchaser, all information concerning itself, its Affiliates, directors, officers, partners and stockholders and such other matters as may be reasonably necessary or advisable in connection with the proxy statement in connection with any such stockholders meeting and any other statement, filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any Governmental Entity in connection with the Closing and the other transactions contemplated by this Agreement.
     (d) Without limiting the other obligations of the Company under this Agreement, in the event that the Stockholder Proposal to approve the conversion of the Contingent Convertible Preferred Stock into, and exercise of the Warrants for, Common Stock for purposes of Rule 4350(i) of the NASDAQ Marketplace Rules is approved by the Company’s stockholders, but the other Stockholder Proposal is not so approved, the Company shall negotiate in good faith with Purchaser promptly to provide Purchaser with the option of exchanging its Contingent Convertible Preferred Stock into (and to exchange its Warrants for securities exercisable for) depositary receipts for a junior participating preferred stock with rights as to voting, liquidation and dividends identical to those of Common Stock, all on such terms and conditions as the Company and Purchaser may mutually agree.
     (e) Purchaser has provided the Company with true, correct and complete copies of the Equity Financing Commitment letter (the “Equity Commitment Letter”), dated as of the date hereof, between Purchaser and TC Group, L.L.C. (the “Investor”). As of the date hereof, the Equity Commitment Letter (i) is in full force and effect, (ii) is a valid and binding agreement of Purchaser and, to Purchaser’s knowledge, each of the other parties thereto and (iii) has not been amended or modified in any respect. Purchaser shall take all actions reasonably necessary to enforce the obligations of the Investor under the Equity Commitment Letter.
     3.2 Access, Information and Confidentiality.
     (a) For so long as Purchaser owns any Securities, the Company will (i) permit Purchaser to visit and inspect, at Purchaser’s expense, the properties of the Company and the Company Subsidiaries, to examine the corporate books and to discuss the affairs, finances and accounts of the Company and the Company Subsidiaries with the principal officers of the Company, all upon reasonable notice and at such reasonable times and as often as Purchaser may reasonably request, (ii) deliver to Purchaser, simultaneously with its delivery to the Company’s senior management, (A) the monthly financial reporting package

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delivered to the Company’s senior management and (B) any other periodic financial reports prepared by or on behalf of the Company and the Company’s Subsidiaries for the senior management of the Company, (iii) make appropriate officers and directors of the Company, and Company Subsidiaries, available periodically and at such times as reasonably requested by Purchaser for consultation with Purchaser or its designated representative with respect to matters relating to the business and affairs of the Company and Company Subsidiaries and (iv) to the extent consistent with applicable law (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), inform the Purchaser or its designated representative in advance with respect to any significant corporate actions, and to provide the Purchaser or its designated representative with the right to consult with the Company and Company Subsidiaries with respect to such actions. Any investigation pursuant to this Section 3.2 shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company, and nothing herein shall require the Company or any Company Subsidiary to disclose any information to the extent (x) prohibited by applicable law or regulation, (y) that the Company reasonably believes such information to be competitively sensitive proprietary information (except to the extent Purchaser provides assurances reasonably acceptable to the Company that such information shall not be used by Purchaser or its Affiliates to compete with the Company and Company Subsidiaries), or (z) that such disclosure would reasonably be expected to cause a violation of any agreement to which the Company or any Company Subsidiary is a party or would cause a risk of a loss of privilege to the Company or any Company Subsidiary (provided that the Company shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in this clause (z) apply). In the event, and to the extent, that, as a result of any change in applicable law or regulation or a judicial or administrative interpretation of applicable law or regulation, it is reasonably determined that the rights afforded pursuant to this Section 3.2 are not sufficient for purposes of the Department of Labor’s “plan assets” regulations, to the extent such plan assets regulation applies to the investment in the Securities, Purchaser and the Company shall cooperate in good faith to agree upon mutually satisfactory management access and information rights which satisfy such regulations.
     (b) Each party to this Agreement will hold, and will cause its respective Affiliates and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a regulatory authority is necessary or appropriate in connection with any necessary regulatory approval or unless disclosure is required by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by such other party or its representatives pursuant to this

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Agreement (except to the extent that such information can be shown to have been (1) previously known by such party on a non-confidential basis, (2) in the public domain through no fault of such party or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants and advisors.
     3.3 Conduct of the Business. Prior to the earlier of the Closing Date and the termination of this Agreement pursuant to Section 5.1 (the “Pre-Closing Period”), the Company shall, and shall cause each Company Subsidiary to, use commercially reasonable efforts to carry on its business in the ordinary course of business and use reasonable best efforts to maintain and preserve its and such Company Subsidiary’s business (including its organization, assets, properties, goodwill and insurance coverage) and preserve its business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it; provided that nothing in this sentence shall limit or require any actions that the Board of Directors may, in good faith, determine to be inconsistent with their duties or the Company’s obligations under applicable law. During the Pre-Closing Period, (i) the Company shall not declare or pay any dividend or distribution on the Common Stock (other than regular quarterly cash dividends of not more than $0.01 per share per quarter) and (ii) if the Company takes any action that would require any antidilution adjustment to be made under the Articles of Amendment or the Warrants as if issued on the date of this Agreement, the Company shall make appropriate adjustments such that Purchaser will receive the benefit of such transaction as if the Securities to be delivered and paid for by Purchaser on the Delayed Delivery Date had been outstanding as of the date of such action.
ARTICLE IV
ADDITIONAL AGREEMENTS
     4.1 Agreement. Purchaser agrees that until the earlier of (x) five years after the Closing Date and (y) the date when the Securities purchased pursuant to this Agreement and Beneficially Owned by Purchaser represent less than 5% of the outstanding Common Stock (counting as shares owned by Purchaser all shares into which shares of Preferred Stock or the Warrants owned by Purchaser are convertible or exercisable and assuming that to the extent Purchaser shall purchase any additional shares of Common Stock, any later sales of Common Stock by Purchaser shall be deemed to be shares other than Securities to the extent of such additional purchases) (the “Qualifying Ownership Interest”), without the prior written approval of the Company, neither Purchaser nor any of its Affiliates will, directly or indirectly:
     (a) in any way acquire, offer or propose to acquire or agree to acquire, Beneficial Ownership of any Voting Securities if such acquisition would result in Purchaser or its Affiliates (i) being deemed to “control” the Company within the meaning of the BHC Act and the Change in Bank Control Act of 1978, as amended (the “CIBC Act”) or (ii) having Beneficial Ownership of 25% or more of the outstanding shares of a class of voting securities (under the meaning of the

29

BHC Act and the rules and regulations promulgated thereunder) or Common Stock of the Company (for the avoidance of doubt, for purposes of calculating the Beneficial Ownership of Purchaser and its Affiliates hereunder, (x) any security that is convertible into, or exercisable for, any such voting securities or Common Stock that is Beneficially Owned by Purchaser or its Affiliates shall be treated as fully converted or exercised, as the case may be, into the underlying voting securities or Common Stock (and shall be deemed outstanding as a result of such conversion or exercise), and (y) any security convertible into, or exercisable for, the Common Stock that is Beneficially Owned by any person other than Purchaser or any of its Affiliates shall not be taken into account), other than in the case of clauses (i) or (ii), solely as a result of the exercise of any rights or obligations set forth in this Agreement;
     (b) enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into, or otherwise be involved in or part of, any acquisition transaction, merger or other business combination relating to all or part of the Company or any of the Company Subsidiaries or any acquisition transaction for all or part of the assets of the Company or any Company Subsidiary or any of their respective businesses;
     (c) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(1)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) to vote, or seek to advise or influence any person or entity with respect to the voting of, any Voting Securities of the Company or any Company Subsidiary;
     (d) call or seek to call a meeting of the stockholders of the Company or any of the Company Subsidiaries or initiate any stockholder proposal for action by stockholders of the Company or any of the Company Subsidiaries; form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Voting Securities, or seek, propose or otherwise act alone or in concert with others, to influence or control the management, board of directors or policies of the Company or any Company Subsidiaries; or
     (e) bring any action or otherwise act to contest the validity of this Section 4.1 (provided that neither Purchaser nor any of its Affiliates shall be restricted from contesting the applicability of this Section 4.1 to Purchaser or any of its Affiliates under any particular circumstance) or seek a release of the restrictions contained herein, or make a request to amend or waive any provision of this Section 4.1;
provided that nothing in this Section 4.1 shall prevent Purchaser or its Affiliates from voting any Voting Securities then Beneficially Owned by Purchaser or its Affiliates in any manner; provided, further, that nothing in clauses (b), (c) or (d) of this Section 4.1

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shall apply to Purchaser’s Board Representative solely in his or her capacity as a director of the Company.
     (f) For purposes of this Agreement, a person shall be deemed to “Beneficially Own” any securities of which such person is considered to be a “Beneficial Owner” under Rule 13d-3 under the Exchange Act. For purposes of this Agreement, “Voting Securities” shall mean at any time shares of any class of capital stock of the Company that are then entitled to vote generally in the election of directors.
     (g) Notwithstanding the foregoing, the parties hereby agree that nothing in this Section 4.1 or in Section 4.2(c) shall apply to (i) any portfolio company with respect to which Purchaser is not the party exercising control over the decision to purchase or dispose of Voting Securities or to vote such Voting Securities or to enter into any transaction referred to in Section 4.2(c) or (ii) any Affiliate of Purchaser with respect to which Carlyle Global Financial Services Partners, L.P. is not the party exercising control over the decision to purchase or dispose of Voting Securities or to vote such Voting Securities or to enter into any transaction referred to Section 4.2(c); provided that Purchaser does not provide to such entity any non-public information concerning the Company or any Company Subsidiary and such portfolio company or other Affiliate is not acting at the request or direction of or in coordination with Purchaser; provided, further, that the ownership of such shares is not attributed to Purchaser under the BHC Act, the rules and regulations promulgated thereunder or any written interpretation of the foregoing by the staff of the Federal Reserve that has not been rescinded.
     4.2 Transfer Restrictions.
     (a) Restrictions on Transfer. Except as otherwise permitted in this Agreement, Purchaser will not transfer, sell, assign or otherwise dispose of (“Transfer”) any Securities acquired pursuant to this Agreement, except as follows:
     (1) following the date that is eighteen months from the Closing Date, Purchaser may Transfer any or all of the Securities owned by Purchaser from time to time; provided that any Transfers of Preferred Stock or Warrants shall also comply with the additional limitations set forth in Section 4.2(d); and
     (2) if the approval by the Company’s stockholders of the Stockholder Proposals shall not have been obtained by the date that is six months from the Closing Date, Purchaser may Transfer (A) 50% of the Contingent Convertible Preferred Stock and 50% of the Warrants owned by Purchaser during the six-month period commencing on such date and (B) the remaining 50% of the Contingent Convertible Preferred Stock and the remaining 50% of the Warrants owned by Purchaser commencing on

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the first anniversary of the Closing Date; provided that any such transfer shall comply with the additional limitations set forth in Section 4.2(d).
For the avoidance of doubt, the Transfer restrictions set forth in this Section 4.2(a) shall terminate and be of no further force or effect on the date that is eighteen months following the Closing Date.
     (b) Purchaser Permitted Transfers. Notwithstanding Section 4.2(a) (but subject to the additional limitations set forth in 4.2(d)), Purchaser shall be permitted to Transfer any portion or all of its Securities at any time under the following circumstances:
     (1) Transfers to (A) any Affiliate of Purchaser under common control with Purchaser’s ultimate parent, general partner or investment advisor (any such transferee shall be included in the term “Purchaser”) or (B) any limited partner or shareholder of Purchaser, but in each case only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement.
     (2) Transfers pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or change of control involving the Company or any Company Subsidiaries; provided that such transaction has been approved by the Board of Directors. In order to facilitate Transfers in connection with a tender or exchange offer permitted hereby, the Company agrees, to the fullest extent legally permitted, to effect an exercise of the Warrants in accordance with the terms set forth in the Warrants and, notwithstanding the transfer restrictions contained in Section 4.2(a), permit Purchaser to Transfer the Warrants to a transferee conditioned upon such transferee exercising the Warrants in connection with such tender or exchange offer.
     (3) In the event that, as a result of (A) any share repurchases, recapitalizations, redemptions or similar actions by the Company not caused by Purchaser or (B) any change in the amount of Securities held by Purchaser resulting from adjustment or exchange provisions or other terms of the Securities, Purchaser reasonably determines, based on the advice of legal counsel and following consultation with the Company and, if the Company reasonably so requests, the Board of Governors of the Federal Reserve System (the “Federal Reserve”), that unless it disposes of all or a portion of its Securities, it or any of its Affiliates could reasonably be deemed to “control” the Company for purposes of the BHC Act or any rules or regulations promulgated thereunder (or any successor provision), then Purchaser shall be permitted to Transfer the portion of the Securities reasonably necessary to avoid such control determination; provided that any such Transfer may only be made in the manner described in the proviso to Section 4.2(a).

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     (c) Hedging. Purchaser agrees that, during the one-year period following the Closing, it shall not, directly or indirectly, enter into any hedging agreement, arrangement or transaction, the value of which is based upon the value of any of the Securities purchased pursuant to this Agreement, except for transactions involving an index-based portfolio of securities that includes Common Stock (provided that the value of such Common Stock in such portfolio is not more than 5% of the total value of the portfolio of securities). For the avoidance of doubt, following the first anniversary of the Closing, Purchaser shall be permitted to, directly or indirectly, enter into any such hedging agreement, arrangement or transaction, including any transactions involving index-based portfolio of securities that includes Common Stock (regardless of the value of such Common Stock in such portfolio relative to the total value of the portfolio of securities).
     (d) Additional Restrictions on Transfers of Preferred Stock and Warrants. Except for Transfers pursuant to Section 4.2(b)(1)(A), the shares of Preferred Stock and Warrants shall be transferable by Purchaser or any of its Affiliates only as follows:
     (1) In a widely distributed public offering registered pursuant to the Securities Act;
     (2) To a person that is acquiring a majority of the Company’s outstanding “voting securities” (as defined in the BHC Act and any rules or regulations promulgated thereunder) (not including any voting securities such person is acquiring from Purchaser or its Affiliates); or
     (3) Upon certification by the transferor in writing to the Company that the transferor believes that the transferee shall not, after giving effect to such transfer, own for purposes of the BHC Act or CIBC Act, and any rules and regulations promulgated thereunder, more than 2% of any class of voting securities of the Company outstanding at such time.
In connection with any Transfer of shares of Preferred Stock or any Warrant pursuant to a Transfer described in this Section 4.2(d), upon the request of the transferor, the transferor shall be entitled to surrender to the Company the shares of Preferred Stock or Warrants to be so transferred, and, upon such surrender, the Company shall issue to the transferee, in lieu of the shares of Preferred Stock or Warrants surrendered, an equal number of shares of Preferred Stock or Warrants, as the case may be, having identical terms in all respects to the shares of Preferred Stock or Warrants so surrendered, except that the shares of Preferred Stock or Warrants issued to the transferee shall not be subject to the transfer restrictions set forth in this Section 4.2 and shall not contain any limitation on any person’s ability to own, control, have the power to vote or convert or exercise such shares or Warrants, or any limitation on any adjustment or other provision therein, on the basis of the percentage of voting securities that any holder of such securities (or any of its Affiliates) owns, controls or has the power to vote. Any security issued

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pursuant to this paragraph shall be deemed a “Registrable Security” for purposes of this Agreement.
     4.3 Governance Matters.
     (a) The Company will promptly, and in any event on or prior to the Delayed Delivery Date, cause one person nominated by Purchaser (the “Board Representative”) to be elected or appointed to the Board of Directors (which person shall be subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Company’s Governance Committee (“Governance Committee”) (such approval not to be unreasonably withheld or delayed and which approval in the case of the person identified to the Company by Purchaser prior to the date hereof has been obtained)). After such appointment, so long as Purchaser Beneficially Owns at least 5% of the outstanding shares of Common Stock (including as outstanding for this purpose shares of Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants, whether or not then convertible or exercisable by Purchaser), the Company will be required to recommend to its stockholders the election of the Board Representative at the Company’s annual meeting, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Governance Committee (such approval not to be unreasonably withheld or delayed), to the Board of Directors. If Purchaser no longer Beneficially Owns the minimum number of Securities specified in the prior sentence, Purchaser will have no further rights under Sections 4.3(a) through 4.3(c) and, at the written request of the Board of Directors, shall use all reasonable best efforts to cause its Board Representative to resign from the Board of Directors as promptly as possible thereafter. At the option of the Board Representative, the Board of Directors shall cause the Board Representative to be appointed to the Audit and Risk Management Committee of the Board of Directors (or any successor committee thereto), so long as the Board Representative qualifies to serve on such committee under the applicable rules of The NASDAQ Stock Market and the Company’s corporate governance guidelines and the charter of such committee.
     (b) The Board Representative (including any successor nominee) duly selected in accordance with Section 4.3(a) shall, subject to applicable law, be the Company’s and the Governance Committee’s nominee to serve on the Board of Directors. The Company shall use its reasonable best efforts to have the Board Representative elected as a director of the Company and the Company shall solicit proxies for each such person to the same extent as it does for any of its other nominees to the Board of Directors.
     (c) Subject to Section 4.3(a), Purchaser shall have the power to designate the Board Representative’s replacement upon the death, resignation, retirement, disqualification or removal from office of such director, subject to satisfaction of all legal and governance requirements regarding service as a

34

director of the Company and to the reasonable approval of the Governance Committee (such approval not to be unreasonably withheld or delayed). The Board of Directors will promptly take all action reasonably required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable law, being the Company’s and the Governance Committee’s nominee to serve on the Board of Directors, using all reasonable best efforts to have such person elected as director of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors).
     (d) Without limiting the right of Purchaser and its Affiliates to provide additional compensation to the Board Representative, the Board Representative shall be entitled to receive from the Company and the Company Subsidiaries, if applicable, the same compensation and same indemnification in connection with his or her role as a director as the other members of the Board of Directors, and each Board Representative shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committees thereof, to the same extent as the other members of the Board of Directors. The Company shall notify the Board Representative of all regular and special meetings of the Board of Directors and shall notify the Board Representative of all regular and special meetings of any committee of the Board of Directors of which the Board Representative is a member. The Company shall provide the Board Representative with copies of all notices, minutes, consents and other materials provided to all other members of the Board of Directors concurrently as such materials are provided to the other members.
     4.4 Legend.
     (a) Purchaser agrees that all certificates or other instruments representing the Securities subject to this Agreement will bear a legend substantially to the following effect:
     (1) THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
     (2) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF JULY 22, 2008, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

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     (b) Upon request of Purchaser, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state laws, the Company shall promptly cause clause (1) of the legend to be removed from any certificate for any Securities to be Transferred in accordance with the terms of this Agreement and clause (2) of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement. Purchaser acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.
     4.5 Reservation for Issuance. The Company will reserve that number of shares of Common Stock and Preferred Stock sufficient for issuance, including upon exercise or conversion, of Securities owned at any time by Purchaser, without regard to any limitation on such conversion or exercise; provided that in the case of the Contingent Convertible Preferred Stock and the Warrants, the Company will reserve such sufficient number of shares of Common Stock following the approval of the stockholders pursuant to Section 3.1(b).
     4.6 Certain Transactions. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.
     4.7 Indemnity.
     (a) The Company agrees to indemnify and hold harmless Purchaser and its Affiliates and each of their respective officers, directors, partners, members and employees, and each person who controls Purchaser within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (1) any inaccuracy in or breach of the Company’s representations or warranties in this Agreement or (2) the Company’s breach of agreements or covenants made by the Company in this Agreement or (3) any action, suit, claim, proceeding or investigation by any Governmental Entity, stockholder of the Company or any other person (other than the Company) relating to this Agreement or the transactions contemplated hereby.
     (b) Purchaser agrees to indemnify and hold harmless each of the Company and its Affiliates and each of their officers, directors, partners, members

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and employees, and each person who controls the Company within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, to the fullest extent lawful, from and against any and all Losses arising out of or resulting from (1) any inaccuracy in or breach of Purchaser’s representations or warranties in this Agreement or (2) Purchaser’s breach of agreements or covenants made by Purchaser in this Agreement.
     (c) A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.7 unless and only to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire its own counsel at the cost and expense of the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions); provided, however, that if the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any and all Losses, then the Indemnifying Party shall be entitled to assume and conduct the defense thereof at its expense and through counsel of its choice reasonably acceptable to the Indemnified Party if it gives notice of its intention to do so to the Indemnified Party within twenty business days of the receipt of such notice from the Indemnified Party, and, in such event, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, further, that if the counsel to the Indemnified Party advises such Indemnified Party in writing that such claim involves a conflict of interest (other than one of a monetary nature) that would reasonably be expected to make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, then the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions). If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and each Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The

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Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold or delay its consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.
     (d) For purposes of the indemnity contained in Section 4.7(a)(1) and Section 4.7(b)(1), all qualifications and limitations set forth in such representations and warranties as to “materiality,” “Material Adverse Effect” and words of similar import, shall be disregarded in determining whether there shall have been any inaccuracy or breach of any representations and warranties in this Agreement.
     (e) The Company shall not be required to indemnify the Indemnified Parties pursuant to Section 4.7(a)(1), disregarding all qualifications or limitations set forth in such representations and warranties as to materiality, “Material Adverse Effect” and words of similar import, (1) with respect to any claim for indemnification if the amount of Losses with respect to such claim (including a series of related claims) are less than $100,000 (any claim involving Losses less than such amount being referred to as a “De Minimis Claim”) and (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 4.7(a)(1) exceed 1.0% of the Purchase Price (the “Threshold Amount”), in which event the Company shall be responsible for only the amount of such Losses in excess of the Threshold Amount. Purchaser shall not be required to indemnify the Indemnified Parties pursuant to Section 4.7(b)(1), disregarding all qualifications or limitations set forth in such representations and warranties as to materiality, “Material Adverse Effect” and words of similar import, (1) with respect to any De Minimis Claim and (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 4.7(b)(1) exceed the Threshold Amount, in which event Purchaser shall be responsible for only the amount of such Losses in excess of the Threshold Amount. The cumulative indemnification obligation of (1) the Company to Purchaser and all of the Indemnified Parties affiliated with (or whose claims are permitted by virtue of their relationship with) Purchaser or (2) Purchaser to the Company and the Indemnified Parties affiliated with (or whose claims are permitted by virtue of their relationship with the) Company, in each case for inaccuracies in or breaches of representations and warranties, shall in no event exceed the Purchase Price.
     (f) Any claim for indemnification pursuant to this Section 4.7(a)(1) or 4.7(b)(1) for breach of any representation or warranty can only be brought on or prior to the second anniversary of the Closing Date; provided that a claim for

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indemnification pursuant to this Section 4.7(a)(1) for breach of any representation or warranty set forth in Section 2.2(i) can be brought at any time prior to the expiration of the applicable statute of limitations; provided further that if notice of a claim for indemnification pursuant to this Section 4.7(a)(1) or 4.7(b)(1) for breach of any representation or warranty is brought prior to the end of such period, then the obligation to indemnify in respect of such breach shall survive as to such claim, until such claim has been finally resolved.
     (g) The indemnity provided for in this Section 4.7 shall be the sole and exclusive monetary remedy of Indemnified Parties after the Closing for any inaccuracy of any representation or warranty or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such party’s remedies in respect of fraud by any other party in connection with the transactions contemplated hereby. No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any consequential or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof.
     (h) No investigation of the Company by Purchaser, or by the Company of Purchaser, whether prior to or after the date hereof shall limit any Indemnified Party’s exercise of any right hereunder or be deemed to be a waiver of any such right.
     (i) Any indemnification payments pursuant to this Section 4.7 shall be treated as an adjustment to the Purchase Price for the Securities for U.S. federal income and applicable state and local Tax purposes, unless a different treatment is required by applicable law.
     4.8 Exchange Listing. The Company shall promptly use its reasonable best efforts to cause the shares of Common Stock reserved for issuance pursuant to the conversion of the Preferred Stock and exercise of the Warrants to be approved for listing on The NASDAQ Global Select Market, subject to official notice of issuance (and, in the case of shares of Common Stock issuable upon conversion of Contingent Convertible Preferred Stock and exercise of Warrants, upon receipt of the approval by the Company’s stockholders of the Stockholder Proposals), as promptly as practicable, and in any event before the Closing.
     4.9 Registration Rights.
     (a) Registration.
     (1) Subject to the terms and conditions of this Agreement, the Company covenants and agrees that no later than the date that is six months after the Closing Date, the Company shall have prepared and filed with the SEC a Shelf Registration Statement covering all Registrable Securities (or otherwise designate an existing Shelf Registration Statement

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filed with the SEC to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective not later than the date that is six months after the Closing Date and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires). If the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an automatic Shelf Registration Statement.
     (2) Any registration pursuant to this Section 4.9(a) shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act. If Purchaser or any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 4.9(c). The lead underwriters in any such distribution shall be selected by the holders of a majority of the Registrable Securities to be distributed.
     (3) The Company shall not be required to effect a registration or a resale of Registrable Securities from an effective Shelf Registration Statement pursuant to this Section 4.9(a) (it being understood that the obligation to file and cause the Shelf Registration to become and remain effective shall remain in effect and shall not be affected by this paragraph (3)): (i) with respect to any Registrable Securities that cannot be sold under a registration statement as a result of the Transfer restrictions set forth herein; (ii) with respect to securities that are not Registrable Securities; (iii) during any Scheduled Black-out Period; or (iv) if the Company has notified Purchaser that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than 90 days after receipt of the request of Purchaser; provided that the Company’s right to delay or otherwise not effect a registration pursuant to clauses (iii) or (iv) shall be exercised by the

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Company (A) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (B) not more than twice in any 12-month period and not more than 90 days in the aggregate in any 12-month period.
     (4) Whenever the Company proposes to register any of its securities, other than a registration pursuant to Section 4.9(a)(1) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to Purchaser and all other Holders of its intention to effect such a registration (but in no event less than ten days prior to the anticipated filing date) and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 4.9(a)(4) prior to the effectiveness of such registration, whether or not Purchaser or any other Holders have elected to include Registrable Securities in such registration.
     (5) If the registration referred to in Section 4.9(a)(4) is proposed to be underwritten, the Company will so advise Purchaser and all other Holders as a part of the written notice given pursuant to Section 4.9(a)(4). In such event, the right of Purchaser and all other Holders to registration pursuant to this Section 4.9(a) will be conditioned upon such persons’ participation in such underwriting and the inclusion of such person’s Registrable Securities in the underwriting, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and Purchaser.
     (6) If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or

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prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, Registrable Securities of Purchaser and all other Holders who have requested registration of Registrable Securities pursuant to Section 4.9(a)(4), pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.
     (b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.
     (c) Obligations of the Company. Whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective registration statement, the Company shall, as expeditiously as practicable:
     (1) Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement and, subject to Section 4.9(d), keep such registration statement effective or such prospectus supplement current.
     (2) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
     (3) Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.
     (4) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably

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requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
     (5) Notify each Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.
     (6) Give written notice to the Holders
     (A) when any registration statement filed pursuant to Section 4.9(a) or any amendment thereto has been filed with the SEC and when such registration statement or any post-effective amendment thereto has become effective;
     (B) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;
     (C) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;
     (D) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
     (E) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and
     (F) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 4.9(c)(10) cease to be true and correct.

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     (7) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 4.9(c)(6)(C) at the earliest practicable time.
     (8) Upon the occurrence of any event contemplated by Section 4.9(c)(5) or 4.9(c)(6)(E), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 4.9(c)(6)(E) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holder’s or underwriter’s possession. The total number of days that any such suspension may be in effect in any 180 day period shall not exceed 45 days.
     (9) Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).
     (10) Enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road show”, similar sales events and other marketing activities), (i) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish underwriters opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (iii) use its reasonable best efforts to obtain “cold comfort” letters from the

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independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the registration statement) who have certified the financial statements included in such registration statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. Notwithstanding anything contained herein to the contrary, the Company shall not be required to enter into any underwriting agreement or permit any underwritten offering absent an agreement by the applicable underwriter(s) to indemnify the Company in form, scope and substance as is customary in underwritten offerings by the Company in which an affiliate of the Company acts as an underwriter.
     (11) Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such registration statement.
     (12) Cause all such Registrable Securities (other than Preferred Stock and, if they do not satisfy applicable listing requirements, the Warrants (or any successor warrants)) to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities (other than Preferred Stock and, if they do not satisfy applicable listing requirements, the Warrants (or any successor warrants)) to be listed on The NASDAQ Global Select Market or the New York Stock Exchange, as determined by the Company.
     (13) If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus

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supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.
     (14) Timely provide to its stockholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
     (d) Suspension of Sales. During any Scheduled Black-out Period and upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, Purchaser and each other Holder shall forthwith discontinue disposition of Registrable Securities until termination of such Scheduled Black-out Period or until Purchaser and/or such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed. The total number of days that any such suspension may be in effect in any 180 day period shall not exceed 45 days.
     (e) Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.
     (f) Furnishing Information.
     (1) Neither Purchaser nor any Holder shall use any “free writing prospectus” (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.
     (2) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.9(c) that Purchaser and/or the other selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.
     (g) Indemnification.

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     (1) The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405 under the Securities Act) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405 under the Securities Act) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or (ii) offers or sales effected by or on behalf of such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.
     (2) If the indemnification provided for in Section 4.9(g)(1) is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand,

47

and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.9(g)(2) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.9(g)(1). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.
     (h) Assignment of Registration Rights. The rights of Purchaser to registration of Registrable Securities pursuant to Section 4.9(a) may be assigned by Purchaser to a transferee or assignee of Registrable Securities; provided, however, that the Company shall have no obligations with respect to such transferee or assignee until such time as Purchaser or such transferee or assignee shall have furnished to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that were assigned.
     (i) “Market Stand-Off’ Agreement; Agreement to Furnish Information. Purchaser hereby agrees:
     (1) that Purchaser shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any common equity securities of the Company or any securities convertible into or exchangeable or exercisable for any common equity securities of the Company held by Purchaser (other than those included in the registration) for a period specified by the representatives of the underwriters of the common equity or equity-related securities not to exceed ten days prior and 90 days following the effective date of any firm commitment underwritten registered sale of common equity securities of the Company or any securities convertible into or exchangeable or exercisable for any common equity securities of the Company by the Company for the Company’s own account in which the Company gave Purchaser an opportunity to participate in accordance with Section 4.9(a)(4) through (a)(6); provided that all executive officers and directors of the Company enter into similar agreements and only if such persons remain subject thereto (and are not released from such agreement) for such

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period; provided that nothing herein will prevent Purchaser from making any distribution of Registrable Securities to the partners or shareholders thereof or a transfer to an Affiliate that is otherwise in compliance with applicable securities laws, so long as such distributees or transferees agree to be bound by the restrictions set forth in this Section 4.9(i);
     (2) to execute and deliver such other agreements as may be reasonably requested by the Company or the representatives of the underwriters which are consistent with the foregoing obligation in Section 4.9(i)(1) or which are necessary to give further effect thereto; and
     (3) if requested by the Company or the representative of the underwriters of Common Stock (or other securities of the Company), to provide, within ten days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act in which Purchaser participates;
provided, that clauses (1) and (2) of this Section 4.9(i) shall not apply to Purchaser or any other Holder that, together with its Affiliates, is the Beneficial Owner of less than 5% of the outstanding Common Stock.
     (j) With respect to any underwritten offering of Registrable Securities by Purchaser or other Holders pursuant to this Section 4.9, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any registration statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten days prior and 90 days following the effective date of such offering, if requested by the managing underwriter(s), if any. “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or its direct or indirect Subsidiaries or in connection with dividend reinvestment plans.
     (k) Rule 144 Reporting. With a view to making available to Purchaser and other Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:
     (1) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous

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rule promulgated under the Securities Act, at all times after the effective date of this Agreement;
     (2) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and
     (3) so long as Purchaser or any other Holder owns any Registrable Securities, furnish to Purchaser or such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of (i) Rule 144 under the Securities Act and (ii) the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as Purchaser or such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.
     (l) As used in this Section 4.9, the following terms shall have the following respective meanings:
     (1) “Holder” means Purchaser and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 4.9(h) hereof.
     (2) “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.
     (3) “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (a) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement.
     (4) “Registrable Securities” means the Securities (and any shares of capital stock or other equity interests issued or issuable to any Holder with respect to such Securities by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger or other reorganization), provided that, once issued, such Securities will not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale, (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction in which the transferor’s rights under this Section 4.9 are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at any one time.

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     (5) “Registration Expenses” mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 4.9, including, without limitation, all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show”, the reasonable fees and disbursements of Holders’ Counsel, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.
     (6) “Rule 144”, “Rule 159A”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.
     (7) “Scheduled Black-out Period” means the period from and including the last day of a fiscal quarter of the Company to and including the business day after the day on which the Company publicly releases its earnings for such fiscal quarter, provided that the trading window applicable to the Company’s senior management under the Company’s trading policies then in effect is not open any time during such period.
     (8) “Selling Expenses” mean all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).
     4.10 Articles of Amendment. In connection with the Closing, the Company shall file the Articles of Amendment in the forms attached to this Agreement as Exhibit A and Exhibit B in the Commonwealth of Massachusetts, and the Articles of Amendment shall continue to be in full force and effect as of the Delayed Delivery Date.
     4.11 Gross-Up Rights.
     (a) Sale of New Securities. As long as Purchaser owns Securities representing the Qualifying Ownership Interest (before giving effect to any issuances triggering this Section 4.11), subject to Section 4.1(a), Purchaser shall have the right to, or shall at any time and from time to time, appoint a non-stockholder Affiliate of Purchaser that agrees in writing for the benefit of the Company to be bound by the terms of this Agreement (any such Affiliate shall be included in the term “Purchaser”), to exercise the gross-up rights set forth in this Section 4.11 (Purchaser or such Affiliate, a “Gross-Up Entity”). As long as Purchaser owns Securities representing the Qualifying Ownership Interest (before

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giving effect to any issuances triggering this Section 4.11), if at any time after the Closing, the Company at any time or from time to time makes any public or non-public offering of any equity (including Common Stock, Company Preferred Stock and restricted stock), or any securities, options or debt that are convertible or exchangeable into equity or that include an equity component (such as an “equity kicker”) (including any hybrid security) (any such security a “New Security”) (other than (1) pursuant to the granting or exercise of employee stock options or other stock incentives pursuant to the Company’s stock incentive plans or the issuance of stock pursuant to the Company’s employee stock purchase plan, in each case in the ordinary course of equity compensation awards, (2) issuances for the purposes of consideration in acquisition transactions, including, but not limited to transactions which occurred prior to the date of this Agreement, (3) issuances of any securities issued as a result of a stock split, stock dividend, reclassification or reorganization or similar event, but solely to the extent such issuance is (A) made to all holders of Common Stock and (B) results in an adjustment to the conversion price of the Preferred Stock and the exercise price for the Warrants, (4) issuances of shares of Common Stock issued upon conversion of, or as a dividend on, the Preferred Stock and (5) issuances of shares of Common Stock issued upon conversion of, or as a dividend on, any convertible securities of the Company issued prior to the date of this Agreement), the Gross-Up Entity shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms (except that, to the extent permitted by law and the Company’s Articles of Organization and by-laws, the Gross-Up Entity may elect to receive such securities in nonvoting form, convertible into voting securities in a widely dispersed offering) as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company; provided that the Gross-Up Entity shall not be entitled to acquire securities pursuant to this Section 4.11 if such acquisition would cause or would result in the Gross-Up Entity and its Affiliates, collectively, being deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and any rules or regulations promulgated thereunder, 10% or more of any class of “voting securities” (as defined in the BHC Act and any rules or regulations promulgated thereunder) of the Company outstanding at such time (it being understood, for the avoidance of doubt, that no security shall be included in any such percentage calculation to the extent it cannot by its terms be converted into or exercisable for voting securities by the Gross-Up Entity or its Affiliates). Subject to the foregoing proviso, the amount of New Securities that the Gross-Up Entity shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number of such offered shares of New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by Purchaser plus the number of shares of Common Stock represented by the Preferred Stock and Warrants held by Purchaser on an as converted or as exercised basis, as the case may be, as of such date, and the denominator of which is the number of shares of Common Stock then outstanding plus the number of shares of Common

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Stock represented by the Preferred Stock and the Warrants held by Purchaser on an as converted or as exercised basis, as the case may be, as of such date.
     (b) Notice. In the event the Company proposes to offer New Securities, it shall give the Gross-Up Entity written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than ten business days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Company proposes to pursue any other offering. The Gross-Up Entity shall have fifteen business days from the date of receipt of such notice to notify the Company in writing that it intends to exercise such gross-up purchase rights and as to the amount of New Securities the Gross-Up Entity desires to purchase, up to the maximum amount calculated pursuant to Section 4.11(a). Such notice shall constitute a non-binding indication of interest of the Gross-Up Entity to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of the Gross-Up Entity to respond within such fifteen business day period shall be deemed to be a waiver of the Gross-Up Entity’s rights under this Section 4.11 only with respect to the offering described in the applicable notice.
     (c) Purchase Mechanism. If the Gross-Up Entity exercises its gross-up purchase rights provided in this Section 4.11, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within 45 days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 180 days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or stockholder approvals). Each of the Company and the Gross-Up Entity agrees to use its commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of such New Securities.
     (d) Failure to Purchase. In the event the Gross-Up Entity fails to exercise its gross-up purchase rights provided in this Section 4.11 within said fifteen business day period or, if so exercised, the Gross-Up Entity is unable to consummate such purchase within the time period specified in Section 4.11(c) above because of its failure to obtain any required regulatory or stockholder consent or approval, the Company shall thereafter be entitled during the period of 90 days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 30 days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.11 or which the Gross-Up Entity is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable to the

53

purchasers of such securities than were specified in the Company’s notice to the Gross-Up Entity. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five business days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 90-day period (or sold and issued New Securities in accordance with the foregoing within 30 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to the Gross-Up Entity in the manner provided above.
     (e) Non-Cash Consideration. In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.
     (f) Cooperation. The Company and Purchaser shall cooperate in good faith to facilitate the exercise of the Gross-Up Entity’s gross-up rights hereunder, including securing any required approvals or consents.
     (g) Assignment. Notwithstanding anything to the contrary in this Agreement, in the event that the Gross-Up Entity is not permitted under applicable law or regulation to exercise any of its rights to purchase New Securities under this Section 4.11, Purchaser may, in its sole discretion, assign such rights under this Section 4.11 to any of its non-stockholder Affiliates that agrees in writing for the benefit of the Company to be bound by the terms of this Agreement (any such Affiliate shall be included in the term “Purchaser”).
     4.12 Depositary Shares; Independent Warrant Agent. Upon request by Purchaser or any of its Affiliates holding shares of Preferred Stock at any time following the Delayed Delivery Date, the Company shall promptly enter into a depositary arrangement, pursuant to customary agreements reasonably satisfactory to Purchaser and with a depositary reasonably acceptable to Purchaser, pursuant to which shares of Preferred Stock may be deposited and depositary shares, each representing a fraction of a share of Preferred Stock reasonably requested by Purchaser, may be issued. From and after the execution of any such depositary arrangement, and the deposit of any shares of Preferred Stock pursuant thereto, the depositary shares issued pursuant thereto shall be deemed “Securities” and “Registrable Securities” for purposes of this Agreement. In

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addition, upon request by Purchaser in connection with any proposed Transfer of Warrants, the Company shall engage as warrant agent an unaffiliated financial institution reasonably acceptable to Purchaser pursuant to a customary warrant agreement reasonably acceptable to Purchaser.
ARTICLE V
TERMINATION
     5.1 Termination. This Agreement may be terminated prior to the Closing:
     (a) by mutual written agreement of the Company and Purchaser;
     (b) by the Company or Purchaser, upon written notice to the other parties, in the event that the Closing does not occur on or before October 31, 2008; provided, however, that the right to terminate this Agreement pursuant to this Section 5.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or
     (c) by the Company or Purchaser, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable.
     5.2 Effects of Termination. In the event of any termination of this Agreement as provided in Section 5.1, this Agreement (other than Section 3.2(b) and Article VI, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for intentional breach of this Agreement.
ARTICLE VI
MISCELLANEOUS
     6.1 Survival.
     (a) Each of the representations and warranties set forth in this Agreement, other than those set forth in Section 2.2(i), shall survive the Closing under this Agreement but only for a period of two years following the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect, including in respect of Section 4.7.
     (b) Each of the representations and warranties set forth in Section 2.2(i) shall survive the Closing under this Agreement until the expiration of the

55

applicable statute of limitations (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect, including in respect of Section 4.7.
     6.2 Expenses. Each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement; except that, if the Closing occurs, the Company shall bear, and upon request by Purchaser reimburse Purchaser for, all reasonable out-of-pocket expenses incurred by Purchaser and its Affiliates in connection with due diligence, the negotiation and preparation of this Agreement and undertaking of the transactions contemplated pursuant to this Agreement (including fees and expenses of attorneys and accounting and financial advisers and any filing fees incurred by or on behalf of Purchaser or its Affiliates in connection with the transactions contemplated pursuant to this Agreement), up to a maximum amount of $2,000,000.
     6.3 Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
     6.4 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.
     6.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Massachusetts law are applicable). The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.
     6.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY

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IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     6.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
(a)	If to Purchaser:

BP Holdco, L.P. c/o The Carlyle Group 1001 Pennsylvania Avenue, NW Washington, D.C. 20004-2505 Attn: Randal Quarles Telephone: (202) 729-5185 Fax: (202) 347-1818

with a copy to (which copy alone shall not constitute notice):

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Attn: Lee Meyerson Maripat Alpuche

Telephone: (212) 455-2000 Fax: (212) 455-2502
(b)	If to the Company:

Boston Private Financial Holdings, Inc. Ten Post Office Square Boston, MA 02109 Attn: Margaret W. Chambers, Esq. Telephone: (617) 646-4822 Fax: (617) 912-4491

with a copy to (which copy alone shall not constitute notice):

Goodwin Procter LLP Exchange Place 53 State Street

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Boston, MA 02109 Attn: William P. Mayer Paul W. Lee Michael J. Kendall Telephone: (617) 570-1000 Fax: (617) 523-1231
     6.8 Entire Agreement; Assignment. (a) This Agreement (including the Exhibits, Schedules and Disclosure Schedules hereto) and any other agreements executed on the date hereof by the parties hereto constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; and (b) this Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void); provided that Purchaser may assign its rights and obligations under this Agreement to any Affiliate, but only if the assignee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement (any such assignee shall be included in the term “Purchaser”); provided, further, that no such assignment shall relieve Purchaser of its obligations hereunder.
     6.9 Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:
     (a) the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control”(including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise;
     (b) the word “or” is not exclusive;
     (c) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

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     (d) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;
     (e) “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the Commonwealth of Massachusetts generally are authorized or required by law or other governmental action to close;
     (f) “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act; and
     (g) to the “knowledge of the Company” or “Company’s knowledge” means the actual knowledge after due inquiry of the “officers” (as such term is defined in Rule 3b-2 under the Exchange Act, but excluding any Vice President or Secretary) of the Company.
     6.10 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.
     6.11 Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
     6.12 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, any benefit right or remedies, except that the provisions of Sections 4.7 and 4.9 shall inure to the benefit of the persons referred to in that Section.
     6.13 Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.
     6.14 Certain Adjustments. If the representations and warranties set forth in Section 2.2(b) are not true and correct in all respects as of the Closing Date, the number of shares of Preferred Stock shall be, at Purchaser’s option, proportionately adjusted to provide Purchaser with the same economic effect as contemplated by this Agreement in the absence of such failure to be true and correct.

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     6.15 Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor Purchaser will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure.
     6.16 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.
[Signature page follows]

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     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
By:	/s/ Walter M. Pressey
	Name:	Walter M. Pressey
	Title:	President and Vice Chairman

[Signature Page to Investment Agreement]

BP HOLDCO, L.P.

	By:	TCG FINANCIAL SERVICES L.P., its general partner

	By:	CARLYLE FINANCIAL SERVICES, LTD., its general partner

By:	/s/ Jeffrey W. Ferguson

Name: Jeffrey W. Ferguson
Title: Managing Director
[Signature Page to Investment Agreement]

Exhibit A
     A: 351 shares of the authorized preferred stock of the Company are hereby designated “Series A Non-Cumulative Mandatorily Convertible Preferred Stock”. Unless otherwise indicated, references to “Sections” or “Subsections” in this Section 4.3A of this Article 4 refer to sections and subsections of 4.3A of this Article 4.
     The preferences, limitations, voting powers and relative rights of the Series A Non-Cumulative Mandatorily Convertible Preferred Stock are as follows:
DESIGNATION
     Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series A Non-Cumulative Mandatorily Convertible Preferred Stock” (the “Series A Preferred Stock”). The number of shares constituting such series shall be 351. The par value of the Series A Preferred Stock shall be $1.00 per share, and the liquidation preference of the Series A Preferred Stock shall be $100,000 per share.
     Section 2. Ranking. The Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) on a parity with the Series B Preferred Stock and with each other class or series of preferred stock established after the Effective Date by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”) and (ii) senior to the common stock, par value $1.00 per share, of the Company (the “Common Stock”) and each other class or series of capital stock of the Company outstanding or established after the Effective Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Junior Securities”). The Company has the right to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders.
     Section 3. Definitions. Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:
     (a) “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities by contract or otherwise.
     (b) “Articles of Amendment” means these Articles of Amendment of the Company dated August 8, 2008.
     (c) “Articles of Organization” means the Restated Articles of Organization of the Company, as amended.
     (d) “As-Converted Dividend” means, with respect to any Section 4(c) Dividend Period, the product of (i) the pro forma per share quarterly Common Stock dividend derived by (A) annualizing the last dividend declared during such Section 4(c) Dividend Period on the Common Stock and (B) dividing such annualized dividend by four and (ii) the number of shares into which a share of Series A Preferred Stock would then be convertible (assuming the Stockholders’ Meeting has been held); provided, however, that for any Section 4(c) Dividend Period during which no dividend on the Common Stock has been declared, the As-Converted Dividend shall be deemed to be $0.00.
     (e) “BHC Act” has the meaning set forth in Section 8(b).
     (f) “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors.
     (g) “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City, New York or Boston, Massachusetts are generally required or authorized by law to be closed.
     (h) “CIBC Act” has the meaning set forth in Section 8(b).
     (i) “Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on The NASDAQ Global Select Market on such date. If the Common Stock is not traded on The NASDAQ Global Select Market on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common

Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.
For purposes of these Articles of Amendment, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on The NASDAQ Global Select Market shall be such closing sale price and last reported sale price as reflected on the website of The NASDAQ Global Select Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of The NASDAQ Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of The NASDAQ Global Select Market shall govern.
     (j) “Common Stock” has the meaning set forth in Section 2.
     (k) “Company” means Boston Private Financial Holdings, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts.
     (l) “Contingent Convertible Preferred Stock Articles of Amendment” has the meaning set forth in the Investment Agreement.
     (m) “Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series A Preferred Stock, and its successors and assigns.
     (n) “Conversion Price” means for each share of Series A Preferred Stock, $5.52; provided that the foregoing shall be subject to adjustment or limitation as set forth herein.
     (o) “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date of the issuance, dividend or distribution in question and the day before the Ex-Date with respect to the issuance or distribution, giving rise to an adjustment to the Conversion Price pursuant to Section 10.
     (p) “Effective Date” means the date on which shares of the Series A Preferred Stock are first issued.
     (q) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
     (r) “Exchange Property” has the meaning set forth in Section 11(a).
     (s) “Ex-Date” when used with respect to any issuance, dividend or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10, means the first date on which the Common Stock or other securities trade without the right to receive the issuance, dividend or distribution.
     (t) “Holder” means the Person in whose name the shares of the Series A Preferred Stock are registered, which may be treated by the Company, Transfer Agent and Conversion Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.
     (u) “Investment Agreement” means the Investment Agreement, dated as of July 22, 2008, as may be amended from time to time, between the Company and Investor.
     (v) “Investor” means BP Holdco, L.P.
     (w) “Junior Securities” has the meaning set forth in Section 2.
     (x) “Liquidation Preference” means, as to the Series A Preferred Stock, $100,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Stock).
     (y) “Mandatory Conversion Date” means the Business Day following the date on which the Stockholders’ Meeting shall have been held; provided that if the Stockholders’ Meeting is held on a date after the Record Date and prior to the Section 4(c) Dividend Payment Date corresponding thereto, the Mandatory Conversion Date shall be such corresponding Section 4(c) Dividend Payment Date.
     (z) “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).
     (aa) “Officer” means the Chief Executive Officer, the Chief Operating Officer, any Senior Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.
     (bb) “Parity Securities” has the meaning set forth in Section 2.

     (cc) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
     (dd) “Record Date” has the meaning set forth in Section 4(d).
     (ee) “Reorganization Event” has the meaning set forth in Section 11(a).
     (ff) “Section 4(c) Dividend Payment Date” has the meaning set forth in Section 4(c).
     (gg) “Section 4(c) Dividend Period” has the meaning set forth in Section 4(c).
     (hh) “Securities” has the meaning set forth in the Investment Agreement.
     (ii) “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
     (jj) “Series A Preferred Stock” has the meaning set forth in Section 1.
     (kk) “Series B Preferred Stock” means the shares of the Company’s Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock.
     (ll) “Special Dividend” has the meaning set forth in Section 4(c).
     (mm) “Special Dividend Rate” means, from and after September 30, 2008, 20%.
     (nn) “Stockholder Approvals” means the collective reference to the “Stockholder Approvals” referred to in each of (i) the Contingent Convertible Preferred Stock Articles of Amendment and (ii) the Warrants.
     (oo) “Stockholders’ Meeting” means the first meeting of stockholders of the Company held after the Effective Date at which the Stockholder Approvals are considered and voted upon.
     (pp) “Trading Day” means a day on which the shares of Common Stock:
     (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and
     (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.
     (qq) “Transfer Agent” means Computershare acting as transfer agent, registrar and paying agent for the Series A Preferred Stock, and its successors and assigns.
     (rr) “Voting Securities” has the meaning set forth in the BHC Act and any rules or regulations promulgated thereunder.
     (ss) “Warrants” has the meaning set forth in the Investment Agreement.
     Section 4. Dividends.
     (a) From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, non-cumulative cash dividends in the amount determined as set forth in Sections 4(b) and 4(c), and shall be entitled to share in the distributions referred to in Section 4(i).
     (b) If the Board of Directors declares and pays a cash dividend in respect of any shares of Common Stock, then the Board of Directors shall declare and pay to the Holders a cash dividend in an amount per share of Series A Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible. Dividends payable pursuant to this Section 4(b) shall be payable on the same date that dividends are payable to holders of shares of Common Stock, and no dividends shall be payable to holders of shares of Common Stock unless the full dividends contemplated by this Section 4(b) are paid at the same time in respect of the Series A Preferred Stock.
     (c) In the event that the Stockholders’ Meeting shall not have been held by the Record Date with respect to the Section 4(c) Dividend Period ending on December 30, 2008, commencing on December 31, 2008, in lieu of the dividends provided for in Section 4(b), dividends shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a “Section 4(c) Dividend Payment Date”) or, if any such day is not a Business Day, the next Business Day. Dividends payable pursuant to this Section 4(c), if, when and as declared by the Board of Directors, will be, for each outstanding share of Series A Preferred Stock, payable at an annual rate on the Liquidation Preference equal to the Special Dividend Rate (such dividend, the “Special Dividend”); provided that, in the event that the As-Converted Dividend for any Section 4(c) Dividend Period is greater than the Special Dividend, each outstanding share of Series A Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors, the As-Converted Dividend rather than the Special Dividend. Dividends payable pursuant to this Section 4(c) will be computed on the basis of a 360-day year of twelve 30-day months and, for any Section 4(c) Dividend Period greater or less than a full Section 4(c) Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360. No interest or sum of money in lieu of interest will be paid on any dividend payment on the Series A Preferred Stock paid later than the scheduled Section 4(c) Dividend Payment Date. As used herein, “Section 4(c) Dividend Period” means (i) the period from and including September 30, 2008 to and including December 30, 2008 and (ii) each period thereafter from and including a Section 4(c) Dividend Payment Date and to and including the day immediately preceding the following Section 4(c) Dividend Payment Date.
     (d) Each dividend will be payable to Holders of record as they appear in the records of the Company on the applicable record date (each, a “Record Date”), which (i) with respect to dividends payable pursuant to Section 4(b), shall be the same as the record date for the payment of the corresponding dividend payable in respect of the Common Stock and (ii) with respect to dividends payable pursuant to Section 4(c), shall be on the 15th day of the month in which the relevant Section 4(c) Dividend Payment Date occurs or, if such date is not a Business Day, the next day that is a Business Day.
     (e) Dividends on the Series A Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Series A Preferred Stock for a Section 4(c) Dividend Period prior to the related Section 4(c) Dividend Payment Date, the Holders will have no right to receive any dividend for the Section 4(c) Dividend Period, and the Company will have no obligation to pay a dividend for that Section 4(c) Dividend Period, whether or not dividends are declared and paid for any future Section 4(c) Dividend Period with respect to the Series A Preferred Stock or the Common Stock or any other class or series of the Company’s preferred stock.
     (f) The Company shall not declare or pay or set apart for payment dividends on any Parity Securities unless the Company has declared and paid, or set apart for payment, dividends on the Series A Preferred Stock for the most recent Section 4(c) Dividend Period ending on or before the dividend payment date of such Parity Securities, ratably with dividends on such Parity Securities, in proportion to the respective amounts of (A) the full amount of dividends payable on the Series A Preferred Stock for such Section 4(c) Dividend Period and (B) the accumulated and unpaid dividends, or the full amount of dividends payable for the most recent dividend period in the case of non-cumulative Parity Securities, on such Parity Securities.
     (g) If full quarterly dividends payable pursuant to Section 4(c) on all outstanding shares of the Series A Preferred Stock for any Section 4(c) Dividend Period have not been declared and paid, or declared and funds set aside therefor, the Company shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities during the next succeeding Section 4(c) Dividend Period, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan, (ii) any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, including with respect to any successor shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto and (iii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.
     (h) Payments of cash for dividends will be delivered to the Holders at their addresses listed in the stock record books maintained by the Transfer Agent.
     (i) If the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Holders of Series A Preferred Stock shall be entitled to participate in such distribution. The number of shares of such capital stock or equity interests to which each Holder of Series A Preferred Stock shall be entitled shall be the number to which such Holder would have been entitled had such Holder converted such Holder’s shares of Series A Preferred Stock immediately prior to the record date for such distribution.
     (j) If the Mandatory Conversion Date is prior to the Record Date for any declared dividend for a Section 4(c) Dividend Period or the payment of any dividend on the Common Stock, as applicable, the Holders will not have the right to receive any corresponding dividends on the Series A Preferred Stock. If the Mandatory Conversion Date is after the Record Date for any such dividend and prior to the payment date for that dividend, each Holder shall receive that dividend on the relevant payment date if the Holder was the Holder of record on the Record Date for that dividend.
     Section 5. Liquidation.
     (a) In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount of the Liquidation Preference per share of Series A Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company’s shareholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders shall be entitled to participate in all further distributions of the remaining assets of the Company as if each share of Series A Preferred Stock had been converted into Common Stock in accordance with the terms hereof immediately prior to such liquidating distributions.
     (b) In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on any Parity Securities, the Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.
     (c) The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business will not constitute its liquidation, dissolution or winding up.
     Section 6. Maturity. The Series A Preferred Stock shall be perpetual unless converted in accordance with these Articles of Amendment.
     Section 7. Redemptions. The Series A Preferred Stock shall not be redeemable either at the Company’s option or at the option of the Holders at any time.
     Section 8. Mandatory Conversion.
     (a) Effective as of the close of business on the Mandatory Conversion Date, each share of Series A Preferred Stock shall automatically convert into shares of Common Stock. The number of shares of Common Stock into which a share of Series A Preferred Stock shall be convertible shall be determined by dividing the Liquidation Preference by the Conversion Price (subject to the conversion procedures of Section 9 and the limitations on ownership set forth in Section 8(b)) plus cash in lieu of fractional shares in accordance with Section 13 hereof.
     (b) Notwithstanding anything to the contrary contained in these Articles of Amendment, the shares of Series A Preferred Stock shall convert pursuant to this Section 8 and the Company shall issue shares of Common Stock upon such conversion, to the extent (but only to the extent) that such conversion or receipt would not cause or result in such Holder and its Affiliates, collectively, being deemed to own, control or have the power to vote, for purposes of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), or the Change in Bank Control Act of 1978, as amended (the “CIBC Act”), and any rules and regulations promulgated thereunder, 10% or more of any class of Voting Securities of the Company outstanding at such time (excluding for purposes of this calculation any reduction in the percentage of Voting Securities such Holder and its Affiliates so owns, controls or has the power to vote resulting from transfers by Investor and its Affiliates of Securities purchased by Investor pursuant to the Investment Agreement; it being understood, for the avoidance of doubt, that no Security shall be included in any such percentage calculation to the extent that it cannot by its terms be converted into or exercised for Voting Securities by such Holder or its Affiliates at the time of such measurement or transfer).
     Section 9. Conversion Procedures.
     (a) In the event of mandatory conversion pursuant to Section 8, the Company shall provide notice of such conversion to each Holder (such notice a “Notice of Mandatory Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion shall state, as appropriate:
     (i) the Mandatory Conversion Date;
     (ii) the number of shares of Common Stock to be issued upon conversion of each share of Series A Preferred Stock; and
     (iii) the place or places where certificates for shares of Series A Preferred Stock are to be surrendered for issuance of certificates representing shares of Common Stock.
     (b) Effective immediately prior to the close of business on the Mandatory Conversion Date, dividends shall no longer be declared on the converted shares of Series A Preferred Stock and the shares of Series A Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holders to receive any declared and unpaid dividends on such shares to the extent provided in Section 4(j) and any other payments to which the Holders are otherwise entitled pursuant to Section 8, Section 11 or Section 13 hereof, as applicable.
     (c) No allowance or adjustment, except pursuant to Section 10, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date. Prior to the close of business on the Mandatory Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series A Preferred Stock shall not be deemed outstanding for any purpose, and the Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Series A Preferred Stock.
     (d) Shares of Series A Preferred Stock duly converted in accordance with these Articles of Amendment, or otherwise reacquired by the Company, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. The Company may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock; provided, however, that the Company shall not take any such action if such action would reduce the authorized number of shares of Series A Preferred Stock below the number of shares of Series A Preferred Stock then outstanding.
     (e) The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series A Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities and the owners of such cash or other property as of the close of business on the Mandatory Conversion Date. In the event that the Holders shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series A Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holders and in the manner shown on the records of the Company.
     (f) On the Mandatory Conversion Date, certificates representing shares of Common Stock shall be issued and delivered to the Holders and such Holders’ designee upon presentation and surrender of the certificate evidencing the Series A Preferred Stock to the Company and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.
     Section 10. Anti-Dilution Adjustments.
     (a) The Conversion Price shall be subject to the following adjustments; provided, however, that notwithstanding anything to the contrary contained in these Articles of Amendment, any adjustment to the Conversion Price to be made pursuant to these Articles of Amendment shall be made to the extent (but only to the extent) that such adjustment would not (i) cause or result in any Holder and its Affiliates, collectively, being deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and any rules and regulations promulgated thereunder, Voting Securities which (assuming, for this purpose only, full conversion and/or exercise of all such securities) would represent 25% or more of any class of Voting Securities of the Company outstanding at such time (excluding for purposes of this calculation any reduction in the percentage of Voting Securities such Holder and its Affiliates so owns, controls or has the power to vote resulting from transfers by Investor and its Affiliates of Securities purchased by Investor pursuant to the Investment Agreement) or (ii) cause or result in the total number of shares issuable upon the conversion of the Series A Preferred Stock to exceed 19.99% of the total number of shares of Common Stock outstanding immediately prior to the execution and delivery of the Investment Agreement; provided, further, however, that any adjustment (or portion thereof) prohibited pursuant to this Section 10(a) shall be postponed and implemented on the first date on which such implementation would not result in the condition described above in this Section 10(a):
     (i) Stock Dividends and Distributions. If the Company pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such dividend or distribution by the following fraction:

OS0 OS1
Where,
OS0 = the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.
OS1 = the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.
The adjustment pursuant to this clause (i) shall become effective at 9:00 a.m., New York City time on the Ex-Date for such dividend or distribution. For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.
     (ii) Subdivisions, Splits and Combination of the Common Stock. If the Company subdivides, splits or combines the shares of Common Stock, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the effective date of such share subdivision, split or combination by the following fraction:

OS0 OS1
Where,
OS0 = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.
OS1 = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.
The adjustment pursuant to this clause (ii) shall become effective at 9:00 a.m., New York City time on the effective date of such subdivision, split or combination. For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.
     (iii) Issuance of Stock Purchase Rights. If the Company issues to all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such issuance by the following fraction:

OS0 + Y OS0 + X
Where,
OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.
X = the total number of shares of Common Stock issuable pursuant to such rights or warrants.
Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.
Any adjustment pursuant to this clause (iii) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Date for such issuance. For the purposes of this clause (iii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock held in treasury by the Company. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be reasonably determined by the Board of Directors).

     (iv) Debt or Asset Distributions. If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such distribution by the following fraction:

SP0 - FMV SP0
Where,
SP0 = the Current Market Price per share of Common Stock on such date.
FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as reasonably determined by the Board of Directors.
In a “spin-off”, where the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the 15th Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such 15th Trading Day by the following fraction:

MP0 MP0 + MPS
Where,
MP0 = the average of the Closing Prices of the Common Stock over the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.
MPs = the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as reasonably determined by the Board of Directors.
Any adjustment pursuant to this clause (iv) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Date for such distribution. In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.
     (v) Cash Distributions. If the Company makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent a corresponding cash dividend is paid on the Series A Preferred Stock pursuant to Section 4(b), (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above, (c) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, then in each event, the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such distribution by the following fraction:

SP0 - DIV SP0
Where,
SP0 = the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.
DIV = the amount per share of Common Stock of the dividend or distribution.

Any adjustment pursuant to this clause (v) shall become effective immediately prior to the 9:00 a.m., New York City time, on the Ex-Date for such dividend or distribution. In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared.
     (vi) Self Tender Offers and Exchange Offers. If the Company or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the expiration date of the offer by the following fraction:

OS0 x SP 0 AC + (SP0 x OS 1)
Where,
SP0 = the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.
OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.
OS1= the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer.
AC = the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as reasonably determined by the Board of Directors.
Any adjustment made pursuant to this clause (vi) shall become effective immediately prior to 9:00 a.m., New York City time, on the Trading Day immediately following the expiration of the tender or exchange offer. In the event that the Company or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.
     (vii) Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Common Stock on the Mandatory Conversion Date, upon conversion of the shares of the Series A Preferred Stock, the Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Company had made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
     (b) Subject to the limitation set forth in the provisos to the first paragraph of Section 10(a), the Company may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.
     (c) (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10th of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.
     (ii) No adjustment to the Conversion Price shall be made if the Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series A Preferred Stock (including without limitation pursuant to Section 4(b) hereof), without having to convert the Series A Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series A Preferred Stock may then be converted.

     (d) Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Company shall: (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the $0.01 threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.
     Section 11. Reorganization Events.
     (a) In the event of:
     (i) any consolidation, merger or other similar business combination of the Company with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;
     (ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;
     (iii) any reclassification of the Common Stock into securities including securities other than the Common Stock; or
     (iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);
(any such event specified in this Section 11(a), a “Reorganization Event”); each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders thereof, remain outstanding but shall become convertible, at the option of the Holders, into the kind of securities, cash and other property receivable in such Reorganization Event by a holder (other than the counterparty to the Reorganization Event or an Affiliate of such other party) of the number of shares of Common Stock into which each share of Series A Preferred Stock would then be convertible (assuming the Stockholders’ Meeting has been held) (such securities, cash and other property, the “Exchange Property”).
     (b) In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election. The amount of Exchange Property receivable upon conversion of any Series A Preferred Stock in accordance with Section 9 shall be determined based upon the Conversion Price in effect on the Mandatory Conversion Date.
     (c) The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.
     (d) The Company (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.
     Section 12. Voting Rights.
     (a) The Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

     (b) So long as any shares of Series A Preferred Stock are outstanding, the vote or consent of the Holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting as a single class with all other classes and series of Parity Securities having similar voting rights then outstanding and with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Massachusetts law:
     (i) any amendment, alteration or repeal of any provision of the Articles of Organization (including these Articles of Amendment) or the Company’s bylaws that would alter or change the voting powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely;
     (ii) any amendment or alteration of the Articles of Organization (including these Articles of Amendment) to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; or
     (iii) the consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or a merger or consolidation of the Company with another entity, except that the Holders will have no right to vote under this provision or under Massachusetts law if in each case (x) the Series A Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (y) such Series A Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the Holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole;
provided, however, that any increase in the amount of the authorized or issued preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock (including the Series A Preferred Stock), or any securities convertible into preferred stock ranking equally with and/or junior to the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect the voting powers, preferences or special rights of the Series A Preferred stock and, notwithstanding any provision of Massachusetts law, the Holders will have no right to vote solely by reason of such an increase, creation or issuance.
     If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series A Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.
     (c) Notwithstanding the foregoing, the Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series A Preferred Stock shall have been converted into shares of Common Stock.
     Section 13. Fractional Shares.
     (a) No fractional shares of Common Stock will be issued as a result of the conversion of shares of Series A Preferred Stock.
     (b) In lieu of any fractional share of Common Stock otherwise issuable in respect of the conversion pursuant to Section 8 hereof, the Company shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion.
     (c) If more than one share of the Series A Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered.
     Section 14. Reservation of Common Stock.
     (a) After the Stockholders’ Meeting has been held, the Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Company, solely for issuance upon the conversion of shares of Series A Preferred Stock as provided in these Articles of Amendment, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.
     (b) Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series A Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).
     (c) All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).
     (d) Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.
     (e) The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on The NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series A Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the conversion of Series A Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series A Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.
     Section 15. Transfer Agent and Conversion Agent. The duly appointed Transfer Agent and Conversion Agent for the Series A Preferred Stock shall be Computershare. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.
     Section 16. Repurchase of Junior Securities. For so long as the Stockholders’ Meeting shall not have been held, the Company shall not redeem, purchase or acquire any of its Junior Securities, other than (i) redemptions, purchases or other similar acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors of consultants or in connection with a dividend reinvestment or stockholder purchase plan and (ii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.
     Section 17. Replacement Certificates.
     (a) If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.
     (b) If physical certificates are issued, the Company shall not be required to issue any certificates representing the Series A Preferred Stock on or after the Mandatory Conversion Date. In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series A Preferred Stock formerly evidenced by the certificate.
     Section 18. Miscellaneous.
     (a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of these Articles of Amendment) with postage prepaid, addressed: (i) if to the Company, to its office at Ten Post Office Square, Boston, MA 02109, Attention: Margaret W. Chambers, Esq. or to the Transfer Agent at 250 Royall Street, Canton, MA 02021, Attention: Jeff Seiders or other agent of the Company designated as permitted by these Articles of Amendment, or (ii) if to any Holder or holder of shares of Common Stock, as the case may be, to such Holder or holder at the address listed in the stock record books of the Company (which may include the records of any transfer agent for the Series A Preferred Stock or the Common Stock, as the case may be), or (iii) to such other address as the Company or any such Holder or holder, as the case may be, shall have designated by notice similarly given.
     (b) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.
     (c) No share of Series A Preferred stock shall have any rights of preemption whatsoever pursuant to these Articles of Amendment as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

Exhibit B
     B: 401 shares of the authorized preferred stock of the Company are hereby designated “Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock”. Unless otherwise indicated, references to “Sections” or “Subsections” in this Section 4.3B of this Article 4 refer to sections and subsections of 4.3B of this Article 4.
     The preferences, limitations, voting powers and relative rights of the Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock are as follows:
DESIGNATION
     Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock” (the “Series B Preferred Stock”). The number of shares constituting such series shall be 401. The par value of the Series B Preferred Stock shall be $1.00 per share, and the liquidation preference of the Series B Preferred Stock shall be $100,000 per share.
     Section 2. Ranking. The Series B Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) on a parity with the Series A Preferred Stock and with each other class or series of preferred stock established after the Effective Date by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”) and (ii) senior to the common stock, par value $1.00 per share, of the Company (the “Common Stock”) and each other class or series of capital stock of the Company outstanding or established after the Effective Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Junior Securities”). The Company has the right to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders.
     Section 3. Definitions. Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:
     (a) “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities by contract or otherwise.
     (b) “Agent Members” has the meaning set forth in Section 18(c).
     (c) “Articles of Amendment” means these Articles of Amendment of the Company dated August 8, 2008.
     (d) “Articles of Organization” means the Restated Articles of Organization of the Company, as amended.
     (e) “As-Converted Dividend” means, with respect to any Section 4(c) Dividend Period, the product of (i) the pro forma per share quarterly Common Stock dividend derived by (A) annualizing the last dividend declared during such Section 4(c) Dividend Period on the Common Stock and (B) dividing such annualized dividend by four and (ii) the number of shares into which a share of Series B Preferred Stock would then be convertible (assuming the Stockholder Approvals have been obtained); provided, however, that for any Section 4(c) Dividend Period during which no dividend on the Common Stock has been declared, the As-Converted Dividend shall be deemed to be $0.00.
     (f) “BHC Act” has the meaning set forth in Section 8(b).
     (g) “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors.
     (h) “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City, New York or Boston, Massachusetts are generally required or authorized by law to be closed.
     (i) “CIBC Act” has the meaning set forth in Section 8(b).
     (j) “Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on The NASDAQ Global Select Market on such date. If the Common Stock is not traded on The NASDAQ Global Select Market on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal

U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.
For purposes of these Articles of Amendment, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on The NASDAQ Global Select Market shall be such closing sale price and last reported sale price as reflected on the website of The NASDAQ Global Select Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of The NASDAQ Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of The NASDAQ Global Select Market shall govern.
     (k) “Common Stock” has the meaning set forth in Section 2.
     (l) “Company” means Boston Private Financial Holdings, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts.
     (m) “Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series B Preferred Stock, and its successors and assigns.
     (n) “Conversion Date” has the meaning set forth in Section 9(e)(i).
     (o) “Conversion Price” means for each share of Series B Preferred Stock, $5.52; provided that the foregoing shall be subject to adjustment or limitation as set forth herein.
     (p) “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date of the issuance, dividend or distribution in question and the day before the Ex-Date with respect to the issuance or distribution, giving rise to an adjustment to the Conversion Price pursuant to Section 10.
     (q) “Depositary” means DTC or its nominee or any successor depositary appointed by the Company.
     (r) “DTC” means The Depository Trust Company.
     (s) “Effective Date” means the date on which shares of the Series B Preferred Stock are first issued.
     (t) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
     (u) “Exchange Property” has the meaning set forth in Section 11(a).
     (v) “Ex-Date” when used with respect to any issuance, dividend or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10, means the first date on which the Common Stock or other securities trade without the right to receive the issuance, dividend or distribution.
     (w) “Global Preferred Stock” has the meaning set forth in Section 18(a).
     (x) “Holder” means the Person in whose name the shares of the Series B Preferred Stock are registered, which may be treated by the Company, Transfer Agent and Conversion Agent as the absolute owner of the shares of Series B Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.
     (y) “Investment Agreement” means the Investment Agreement, dated as of July 22, 2008, as may be amended from time to time, between the Company and Investor.
     (z) “Investor” means BP Holdco, L.P.
     (aa) “Junior Securities” has the meaning set forth in Section 2.
     (bb) “Liquidation Preference” means, as to the Series B Preferred Stock, $100,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series B Preferred Stock).
     (cc) “Officer” means the Chief Executive Officer, the Chief Operating Officer, any Senior Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.
     (dd) “Parity Securities” has the meaning set forth in Section 2.
     (ee) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

     (ff) “Record Date” has the meaning set forth in Section 4(d).
     (gg) “Reorganization Event” has the meaning set forth in Section 11(a).
     (hh) “Section 4(c) Dividend Payment Date” has the meaning set forth in Section 4(c).
     (ii) “Section 4(c) Dividend Period” has the meaning set forth in Section 4(c).
     (jj) “Securities” has the meaning set forth in the Investment Agreement.
     (kk) “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
     (ll) “Series A Preferred Stock” means the shares of the Company’s Series A Non-Cumulative Perpetual Convertible Preferred Stock.
     (mm) “Series B Preferred Stock” has the meaning set forth in Section 1.
     (nn) “Special Dividend” has the meaning set forth in Section 4(c).
     (oo) “Special Dividend Rate” means (i) from and after September 30, 2008 to but not including March 31, 2009, 14%, (ii) from and after March 31, 2009 to but not including September 30, 2009, 15.5% and (iii) from and after September 30, 2009, 20%.
     (pp) “Stockholder Approvals” means all stockholder approvals necessary to (i) approve the conversion of the Series B Preferred Stock into Common Stock and the issuance of any shares of Common Stock which may be issued pursuant to the terms of these Articles of Amendment for purposes of Rule 4350(i) of the NASDAQ Marketplace Rules and (ii) amend the Articles of Organization to increase the number of shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Series B Preferred Stock into Common Stock. For the avoidance of doubt, the Stockholder Approvals shall be deemed to be obtained for the purposes of these Articles of Amendment only if all of the foregoing approvals shall have been obtained.
     (qq) “Trading Day” means a day on which the shares of Common Stock:
     (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and
     (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.
     (rr) “Transfer Agent” means Computershare acting as transfer agent, registrar and paying agent for the Series B Preferred Stock, and its successors and assigns.
     (ss) “Voting Securities” has the meaning set forth in the BHC Act and any rules or regulations promulgated thereunder.
     Section 4. Dividends.
     (a) From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, non-cumulative cash dividends in the amount determined as set forth in Sections 4(b) and 4(c), and shall be entitled to share in the distributions referred to in Section 4(j).
     (b) If the Board of Directors declares and pays a cash dividend in respect of any shares of Common Stock, then the Board of Directors shall declare and pay to the Holders a cash dividend in an amount per share of Series B Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible. Dividends payable pursuant to this Section 4(b) shall be payable on the same date that dividends are payable to holders of shares of Common Stock, and no dividends shall be payable to holders of shares of Common Stock unless the full dividends contemplated by this Section 4(b) are paid at the same time in respect of the Series B Preferred Stock.
     (c) In the event that the Stockholder Approvals shall not have been obtained by the Record Date with respect to the Section 4(c) Dividend Period ending on December 30, 2008, commencing on December 31, 2008, in lieu of the dividends provided for in Section 4(b), dividends shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a “Section 4(c) Dividend Payment Date”) or, if any such day is not a Business Day, the next Business Day. Dividends payable pursuant to this Section 4(c), if, when and as declared by the Board of Directors, will be, for each outstanding share of Series B Preferred Stock, payable at an annual rate on the Liquidation Preference equal to the Special Dividend Rate (such dividend, the “Special Dividend”); provided that, in the event that the As-Converted Dividend for any Section 4(c) Dividend Period is greater than the Special Dividend, each outstanding share of Series B Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors, the As-Converted Dividend rather than the Special Dividend. Dividends payable pursuant to this Section 4(c) will be computed on the basis of a 360-day year of twelve 30-day months and, for any Section 4(c) Dividend Period greater or less than a full Section 4(c) Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360. No interest or sum of money in lieu of interest will be paid on any dividend payment on the Series B Preferred Stock paid later than the scheduled Section 4(c) Dividend Payment Date. As used herein, “Section 4(c) Dividend Period” means (i) the period from and including September 30, 2008 to and including December 30, 2008 and (ii) each period thereafter from and including a Section 4(c) Dividend Payment Date and to and including the day immediately preceding the following Section 4(c) Dividend Payment Date.
     (d) Each dividend will be payable to Holders of record as they appear in the records of the Company on the applicable record date (each, a “Record Date”), which (i) with respect to dividends payable pursuant to Section 4(b), shall be the same as the record date for the payment of the corresponding dividend payable in respect of the Common Stock and (ii) with respect to dividends payable pursuant to Section 4(c), shall be on the 15th day of the month in which the relevant Section 4(c) Dividend Payment Date occurs or, if such date is not a Business Day, the next day that is a Business Day.
     (e) Dividends on the Series B Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Series B Preferred Stock for a Section 4(c) Dividend Period prior to the related Section 4(c) Dividend Payment Date, the Holders will have no right to receive any dividend for the Section 4(c) Dividend Period, and the Company will have no obligation to pay a dividend for that Section 4(c) Dividend Period, whether or not dividends are declared and paid for any future Section 4(c) Dividend Period with respect to the Series B Preferred Stock or the Common Stock or any other class or series of the Company’s preferred stock.
     (f) The Company shall not declare or pay or set apart for payment dividends on any Parity Securities unless the Company has declared and paid, or set apart for payment, dividends on the Series B Preferred Stock for the most recent Section 4(c) Dividend Period ending on or before the dividend payment date of such Parity Securities, ratably with dividends on such Parity Securities, in proportion to the respective amounts of (A) the full amount of dividends payable on the Series B Preferred Stock for such Section 4(c) Dividend Period and (B) the accumulated and unpaid dividends, or the full amount of dividends payable for the most recent dividend period in the case of non-cumulative Parity Securities, on such Parity Securities.
     (g) If full quarterly dividends payable pursuant to Section 4(c) on all outstanding shares of the Series B Preferred Stock for any Section 4(c) Dividend Period have not been declared and paid, or declared and funds set aside therefor, the Company shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities during the next succeeding Section 4(c) Dividend Period, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan, (ii) any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, including with respect to any successor shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto and (iii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.
     (h) Payments of cash for dividends will be delivered to the Holder at their addresses listed in the stock record books maintained by the Transfer Agent or, in the case of Global Preferred Stock, through a book-entry transfer through DTC or any successor Depositary.
     (i) If a Conversion Date on which a Holder elects to convert Series B Preferred Stock is prior to the Record Date for any declared dividend for the Section 4(c) Dividend Period, such Holder will not have the right to receive any declared dividend for that Section 4(c) Dividend Period. If a Conversion Date on which a Holder elects to convert Series B Preferred Stock is after the Record Date for any declared dividend and prior to the Section 4(c) Dividend Payment Date, such Holder shall receive that dividend on the relevant Section 4(c) Dividend Payment Date if such Holder was the Holder of record on the Record Date for that dividend. Notwithstanding the preceding sentence, if the Conversion Date on which a Holder elects to convert its Series B Preferred Stock pursuant to Section 8 is after the Record Date and prior to the Section 4(c) Dividend Payment Date, whether or not such Holder was the Holder of record on the Record Date, the Holder shall pay to the Conversion Agent upon conversion of the shares of Series B Preferred Stock an amount in cash equal to the full dividend actually paid on the Section 4(c) Dividend Payment Date for the then-current Section 4(c) Dividend Period on the shares being converted.
     (j) If the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Holders of Series B Preferred Stock shall be entitled to participate in such distribution. The number of shares of such capital stock or equity interests to which each Holder of Series B Preferred Stock shall be entitled shall be the number to which such

Holder would have been entitled had such Holder converted such Holder’s shares of Series B Preferred Stock immediately prior to the record date for such distribution.
     Section 5. Liquidation.
     (a) In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount of the Liquidation Preference per share of Series B Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company’s shareholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders shall be entitled to participate in all further distributions of the remaining assets of the Company as if each share of Series B Preferred Stock had been converted into Common Stock in accordance with the terms hereof immediately prior to such liquidating distributions.
     (b) In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock and the corresponding amounts payable on any Parity Securities, the Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.
     (c) The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business will not constitute its liquidation, dissolution or winding up.
     Section 6. Maturity. The Series B Preferred Stock shall be perpetual unless converted in accordance with these Articles of Amendment.
     Section 7. Redemptions.
     (a) The Series B Preferred Stock may not be redeemed by the Company (i) prior to the third anniversary of the Effective Date or (ii) on any date after the Stockholder Approvals shall have been obtained. If the Stockholder Approvals shall not have been obtained by the third anniversary of the Effective Date, then at any time after such date and prior to the receipt of the Stockholder Approvals, the Company, at its option, may redeem, in whole at any time or in part from time to time (provided, that the Company may not exercise its right to redeem the Series B Preferred Stock at any time after it has entered into an agreement to effect a Reorganization Event and prior to the consummation thereof or a termination of such agreement prior to the consummation thereof), the shares of Series B Preferred Stock at the time outstanding, upon notice given as provided in Section 7(c) below, at a redemption price per share equal to the greater of (i) 125% of the Liquidation Preference and (ii) the average of the Closing Prices of the Common Stock for the ten consecutive Trading Days ending on the sixth Trading Day prior to the date of redemption multiplied by the number of shares of Common Stock into which one share of Series B Preferred Stock would be convertible on such date, together (except as otherwise provided herein) with (x) an amount equal to any dividends that have been declared but not paid prior to the redemption date and (y) an amount equal to any dividends referenced in Section 4(b) and Section 4(c) (whether or not scheduled) between the Effective Date and the redemption date that were not declared and paid prior to the redemption date. The redemption price for any shares of Series B Preferred Stock shall be payable in cash on the redemption date to the Holder upon surrender of the certificate(s) evidencing such shares to the Company or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to a Record Date shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Record Date.
     (b) The Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders will have no right to require redemption of any shares of Series B Preferred Stock.
     (c) Notice of every redemption of shares of Series B Preferred Stock shall be given by first class mail, postage prepaid, addressed to the Holders of the shares to be redeemed at their respective last addresses appearing on the books of the Company. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption; provided, however, that failure to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series B Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock to be so redeemed except as to the Holder to whom the Company has failed to give such notice or except as to the Holder to whom notice was defective. Notwithstanding the foregoing, if the Series B Preferred Stock or any depositary shares representing interests in the Series B Preferred Stock are issued in book-entry form through DTC or any other similar facility, notice of redemption may be given to the Holders at such time and in any manner permitted by such facility. Each such notice given to a Holder shall state:

(1) the redemption date; (2) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder; (3) the redemption price (or manner of determination of the redemption price); and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.
     (d) In case of any redemption of only part of the shares of Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the Holder thereof.
     (e) If notice of redemption has been duly given as provided in Section 7(c) and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date unless the Company defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Company, after which time the Holders of the shares so called for redemption shall look only to the Company for payment of the redemption price of such shares. Shares of outstanding Series B Preferred Stock that are redeemed, purchased or otherwise acquired by the Company, or converted into another series of preferred stock, shall be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series.
     Section 8. Right to Convert.
     (a) At any time on or after the Business Day following the date on which the Stockholder Approvals shall have been obtained, each Holder shall have the right, at such Holder’s option (but subject to the conversion procedures of Section 9 and the limitations on ownership set forth in Section 8(b)), to convert all or any portion of such Holder’s Series B Preferred Stock at the Conversion Price, with cash being payable in lieu of fractional shares in accordance with Section 13 hereof.
     (b) Notwithstanding anything to the contrary contained in these Articles of Amendment, each Holder shall be entitled to convert shares of Series B Preferred Stock pursuant to this Section 8, or receive shares of Common Stock upon any such conversion, to the extent (but only to the extent) that such conversion or receipt would not cause or result in such Holder and its Affiliates, collectively, being deemed to own, control or have the power to vote, for purposes of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), or the Change in Bank Control Act of 1978, as amended (the “CIBC Act”), and any rules and regulations promulgated thereunder, 10% or more of any class of Voting Securities of the Company outstanding at such time (excluding for purposes of this calculation any reduction in the percentage of Voting Securities such Holder and its Affiliates so owns, controls or has the power to vote resulting from transfers by Investor and its Affiliates of Securities purchased by Investor pursuant to the Investment Agreement; it being understood, for the avoidance of doubt, that no Security shall be included in any such percentage calculation to the extent that it cannot by its terms be converted into or exercised for Voting Securities by such Holder or its Affiliates at the time of such measurement or transfer).
     Section 9. Conversion Procedures.
     (a) Effective immediately prior to the close of business on any applicable Conversion Date, dividends shall no longer be declared on any such converted shares of Series B Preferred Stock and such shares of Series B Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders to receive any declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to Section 8 or this Section 9, as applicable.
     (b) Prior to the close of business on any applicable Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series B Preferred Stock shall not be deemed outstanding for any purpose, and the Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Series B Preferred Stock.
     (c) Shares of Series B Preferred Stock duly converted in accordance with these Articles of Amendment, or otherwise reacquired by the Company, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance.

     (d) The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series B Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities and the owners of such cash or other property as of the close of business on the applicable Conversion Date. In the event that the Holders shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series B Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holders and in the manner shown on the records of the Company or, in the case of Global Preferred Stock, through book-entry transfer through the Depositary.
     (e) Conversion into shares of Common Stock will occur on any applicable Conversion Date as follows:
     (i) On the date of any conversion at the option of a Holder pursuant to Section 8, if such Holder’s interest is in certificated form, such Holder must do each of the following in order to convert:
     (A) complete and manually sign the conversion notice provided by the Conversion Agent, or a facsimile of the conversion notice, and deliver this irrevocable notice to the Conversion Agent;
     (B) surrender the shares of Series B Preferred Stock to the Conversion Agent;
     (C) if required, furnish appropriate endorsements and transfer documents;
     (D) if required, pay all transfer or similar taxes; and
     (E) if required pursuant to Section 4(i), pay funds equal to any declared and unpaid dividend payable on the next Section 4(c) Dividend Payment Date to which such Holder is entitled
If a Holder’s interest is a beneficial interest in Global Preferred Stock, in order to convert, a Holder must comply with paragraphs (C) through (E) listed above and comply with the Depositary’s procedures for converting a beneficial interest in a global security.
The date on which a Holder complies with the procedures in this clause (i) is the “Conversion Date”.
     (ii) The Conversion Agent shall, on a Holder’s behalf, convert the Series B Preferred Stock into shares of Common Stock, in accordance with the terms of the notice delivered by such Holder described in clause (i) above.
     Section 10. Anti-Dilution Adjustments.
     (a) The Conversion Price shall be subject to the following adjustments; provided, however, that notwithstanding anything to the contrary contained in these Articles of Amendment, any adjustment to the Conversion Price to be made pursuant to these Articles of Amendment shall be made to the extent (but only to the extent) that such adjustment would not cause or result in any Holder and its Affiliates, collectively, being deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and any rules and regulations promulgated thereunder, Voting Securities which (assuming, for this purpose only, full conversion and/or exercise of all such securities) would represent 25% or more of any class of Voting Securities of the Company outstanding at such time (excluding for purposes of this calculation any reduction in the percentage of Voting Securities such Holder and its Affiliates so owns, controls or has the power to vote resulting from transfers by Investor and its Affiliates of Securities purchased by Investor pursuant to the Investment Agreement); provided, further, however, that any adjustment (or portion thereof) prohibited pursuant to this Section 10(a) shall be postponed and implemented on the first date on which such implementation would not result in the condition described above in this Section 10(a):
     (i) Stock Dividends and Distributions. If the Company pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such dividend or distribution by the following fraction:

OS0 OS1
Where,
OS0 = the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.
OS1 = the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

The adjustment pursuant to this clause (i) shall become effective at 9:00 a.m., New York City time on the Ex-Date for such dividend or distribution. For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.
     (ii) Subdivisions, Splits and Combination of the Common Stock. If the Company subdivides, splits or combines the shares of Common Stock, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the effective date of such share subdivision, split or combination by the following fraction:

OS0 OS1
Where,
OS0 = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.
OS1 = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.
The adjustment pursuant to this clause (ii) shall become effective at 9:00 a.m., New York City time on the effective date of such subdivision, split or combination. For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.
     (iii) Issuance of Stock Purchase Rights. If the Company issues to all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such issuance by the following fraction:

OS0 + Y OS0 + X
Where,
OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.
X = the total number of shares of Common Stock issuable pursuant to such rights or warrants.
Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.
Any adjustment pursuant to this clause (iii) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Date for such issuance. For the purposes of this clause (iii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock held in treasury by the Company. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be reasonably determined by the Board of Directors).
     (iv) Debt or Asset Distributions. If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such distribution by the following fraction:

SP0 - FMV SP0
Where,
SP0 = the Current Market Price per share of Common Stock on such date.
FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as reasonably determined by the Board of Directors.
In a “spin-off”, where the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the 15th Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such 15th Trading Day by the following fraction:

MP0 MP0+ MP s
Where,
MP0 = the average of the Closing Prices of the Common Stock over the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.
MPs = the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as reasonably determined by the Board of Directors.
Any adjustment pursuant to this clause (iv) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Date for such distribution. In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.
     (v) Cash Distributions. If the Company makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent a corresponding cash dividend is paid on the Series B Preferred Stock pursuant to Section 4(b), (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above, (c) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, then in each event, the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such distribution by the following fraction:

SP0 - DIV SP0
Where,
SP0 = the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV = the amount per share of Common Stock of the dividend or distribution.
Any adjustment pursuant to this clause (v) shall become effective immediately prior to the 9:00 a.m., New York City time, on the Ex-Date for such dividend or distribution. In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared.
     (vi) Self Tender Offers and Exchange Offers. If the Company or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the expiration date of the offer by the following fraction:

OS0 x SP 0 AC + (SP0 x OS 1)
Where,
SP0 = the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.
OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.
OS1= the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer.
AC = the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as reasonably determined by the Board of Directors.
Any adjustment made pursuant to this clause (vi) shall become effective immediately prior to 9:00 a.m., New York City time, on the Trading Day immediately following the expiration of the tender or exchange offer. In the event that the Company or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.
     (vi) Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Series B Preferred Stock, the Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to such Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Company had made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
     (b) Subject to the limitations set forth in the provisos to the first paragraph of Section 10(a), the Company may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.
     (c) (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10th of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on any Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.
     (ii) No adjustment to the Conversion Price shall be made if the Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series B Preferred Stock (including without limitation pursuant to Section 4(b) hereof), without having to convert the Series B Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series B Preferred Stock may then be converted.
     (d) Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Company shall: (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the $0.01 threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.
     Section 11. Reorganization Events.
     (a) In the event of:
     (i) any consolidation, merger or other similar business combination of the Company with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;
     (ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;
     (iii) any reclassification of the Common Stock into securities including securities other than the Common Stock; or
     (iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);
(any such event specified in this Section 11(a), a “Reorganization Event”); each share of Series B Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders thereof, remain outstanding but shall become convertible, at the option of the Holders, into the kind of securities, cash and other property receivable in such Reorganization Event by a holder (other than the counterparty to the Reorganization Event or an Affiliate of such other party) of the number of shares of Common Stock into which each share of Series B Preferred Stock would then be convertible (assuming the Stockholder Approvals have been obtained) (such securities, cash and other property, the “Exchange Property”).
     (b) In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election. The amount of Exchange Property receivable upon conversion of any Series B Preferred Stock in accordance with Section 9 shall be determined based upon the Conversion Price in effect on such Conversion Date.
     (c) The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.
     (d) The Company (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.
     Section 12. Voting Rights.
     (a) The Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.
     (b) So long as any shares of Series B Preferred Stock are outstanding, the vote or consent of the Holders of at least 66 2/3% of the shares of Series B Preferred Stock at the time outstanding, voting as a single class with all other classes and series of Parity Securities having similar voting rights then outstanding and with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Massachusetts law:
     (i) any amendment, alteration or repeal of any provision of the Articles of Organization (including these Articles of Amendment) or the Company’s bylaws that would alter or change the voting powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely;

     (ii) any amendment or alteration of the Articles of Organization (including these Articles of Amendment) to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series B Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; or
     (iii) the consummation of a binding share exchange or reclassification involving the Series B Preferred Stock or a merger or consolidation of the Company with another entity, except that the Holders will have no right to vote under this provision or under Massachusetts law if in each case (x) the Series B Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (y) such Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the Holders thereof than the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole;
provided, however, that any increase in the amount of the authorized or issued preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock (including the Series B Preferred Stock), or any securities convertible into preferred stock ranking equally with and/or junior to the Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect the voting powers, preferences or special rights of the Series B Preferred stock and, notwithstanding any provision of Massachusetts law, the Holders will have no right to vote solely by reason of such an increase, creation or issuance.
     If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series B Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.
     (c) Notwithstanding the foregoing, the Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series B Preferred Stock shall have been converted into shares of Common Stock.
     Section 13. Fractional Shares.
     (a) No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series B Preferred Stock.
     (b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any conversion pursuant to Section 8 hereof, the Company shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion.
     (c) If more than one share of the Series B Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B Preferred Stock so surrendered.
     Section 14. Reservation of Common Stock.
     (a) Following receipt of the Stockholder Approvals, the Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Company, solely for issuance upon the conversion of shares of Series B Preferred Stock as provided in these Articles of Amendment, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding. For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.
     (b) Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series B Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

     (c) All shares of Common Stock delivered upon conversion of the Series B Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).
     (d) Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.
     (e) The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on The NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series B Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of Series B Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series B Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.
     Section 15. Transfer Agent and Conversion Agent. The duly appointed Transfer Agent and Conversion Agent for the Series B Preferred Stock shall be Computershare. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.
     Section 16. Repurchase of Junior Securities. For so long as the Stockholder Approvals shall not have been obtained, the Company shall not redeem, purchase or acquire any of its Junior Securities, other than (i) redemptions, purchases or other similar acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors of consultants or in connection with a dividend reinvestment or stockholder purchase plan and (ii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.
     Section 17. Replacement Certificates.
     (a) If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.
     (b) If physical certificates are issued, the Company shall not be required to issue any certificates representing the Series B Preferred Stock on or after the applicable Conversion Date. In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series B Preferred Stock formerly evidenced by the certificate.
     Section 18. Form.
     (a) Series B Preferred Stock may be issued in the form of physical certificates, in book entry form through the direct registration system of the Transfer Agent or, to the extent not inconsistent with the terms of the Investment Agreement, in the form of one or more permanent global shares of Series B Preferred Stock in definitive, fully registered form with a global legend in substantially the form attached hereto as Exhibit A (each, a “Global Preferred Stock”), which is hereby incorporated in and expressly made a part of these Articles of Amendment. The Global Preferred Stock may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The aggregate number of shares represented by each Global Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and the Depositary or its nominee as hereinafter provided. This Section 18(a) shall apply only to a Global Preferred Stock deposited with or on behalf of the Depositary.
     (b) If Global Preferred Stock is to be issued, the Company shall execute and the Transfer Agent shall, in accordance with this Section, countersign and deliver initially one or more certificates evidencing the Global Preferred Stock that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Transfer Agent to the Depositary or pursuant to instructions received from the Depositary or held by the Transfer Agent as custodian for the Depositary pursuant to an agreement between the Depositary and the Transfer Agent.
     (c) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under these Articles of Amendment with respect to any Global Preferred Stock held on their behalf by the Depositary or by the Transfer Agent as the custodian of the Depositary or under such Global Preferred Stock, and the Depositary may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Stock. The Depositary may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Series B Preferred Stock, these Articles of Amendment or the Articles of Organization.
     (d) Owners of beneficial interests in Global Preferred Stock shall not be entitled to receive physical delivery of certificated shares of Series B Preferred Stock, unless (x) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for the Global Preferred Stock and the Company does not appoint a qualified replacement for the Depositary within 90 days, (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Company does not appoint a qualified replacement for the Depositary within 90 days or (z) the Company decides to discontinue the use of book-entry transfer through the Depositary. In any such case, the Global Preferred Stock shall be exchanged in whole for definitive shares of Series B Preferred Stock in registered form, with the same terms and of an equal aggregate Liquidation Preference. Definitive shares of Series B Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Transfer Agent.
     (e) (i) An Officer shall sign the certificates evidencing the Global Preferred Stock for the Company, in accordance with the Company’s bylaws and applicable law, by manual or facsimile signature.
     (ii) If an Officer whose signature is on a certificate evidencing Global Preferred Stock no longer holds that office at the time the Transfer Agent countersigned the Global Preferred Stock, the Global Preferred Stock shall be valid nevertheless.
     (iii) A certificate evidencing Global Preferred Stock shall not be valid until an authorized signatory of the Transfer Agent manually countersigns the Global Preferred Stock. Each Global Preferred Stock shall be dated the date of its countersignature.
     Section 19. Miscellaneous.
     (a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of these Articles of Amendment) with postage prepaid, addressed: (i) if to the Company, to its office at Ten Post Office Square, Boston, MA 02109, Attention: Margaret W. Chambers, Esq. or to the Transfer Agent at 250 Royall Street, Canton, MA 02021, Attention: Jeff Seiders, or other agent of the Company designated as permitted by these Articles of Amendment, or (ii) if to any Holder or holder of shares of Common Stock, as the case may be, to such Holder or holder at the address listed in the stock record books of the Company (which may include the records of any transfer agent for the Series B Preferred Stock or the Common Stock, as the case may be), or (iii) to such other address as the Company or any such Holder or holder, as the case may be, shall have designated by notice similarly given.
     (b) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.
     (c) No share of Series B Preferred stock shall have any rights of preemption whatsoever pursuant to these Articles of Amendment as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

EXHIBIT A
FORM OF SERIES B NON-CUMULATIVE PERPETUAL CONTINGENT CONVERTIBLE
PREFERRED STOCK
SEE REVERSE
FOR LEGEND
Number:
                 Shares
CUSIP NO.:
BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
FACE OF SECURITY
     This certifies that Cede & Co. is the owner of                  fully paid and non-assessable shares of the Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock, par value $1.00 per share and a liquidation preference of $100,000 per share, of Boston Private Financial Holdings, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts (the “Company”), transferable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Restated Articles of Organization of the Company and all amendments thereto and the Bylaws of the Company, as amended (copies of which are on file at the office of the Transfer Agent) to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Transfer Agent.
     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

BOSTON PRIVATE FINANCIAL
HOLDINGS, INC.

By:

Name:

Title:
Dated:

Countersigned and Registered

Transfer Agent and Registrar

By:
Authorized Officer

REVERSE OF SECURITY
BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
     The shares of Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock (the "Series B Preferred Stock”) have the preferences and privileges, conversion rights, dividend rights, liquidation preferences and such other rights and qualifications, limitations and restrictions as provided in the Articles of Amendment relating to the Series B Preferred Stock (the "Articles of Amendment”), in addition to those set forth in the Restated Articles of Organization of the Company (and all amendments thereto) and the Company’s Bylaws, as amended, copies of which will be furnished by the Company to any holder without charge upon request to the Transfer Agent named on the face of this Certificate.
     Upon written request to the Secretary at Ten Post Office Square, Boston, MA 02109, Attention: Corporate Secretary, the Company will furnish the holder of this Certificate without charge the designations, relative rights, preferences and limitations applicable to each class or series of authorized stock and the variations in rights, preferences and limitations determined for each series, and the authority of the Board of Directors to determine variations for future classes or series.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE ARTICLES OF AMENDMENT. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

NOTICE OF CONVERSION
(To be executed by the Holder in order to convert the Series B Non-Cumulative
Perpetual Contingent Convertible Preferred Stock)
     The undersigned hereby irrevocably elects to convert (the “Conversion”) the Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock (the “Series B Preferred Stock”) of Boston Private Financial Holdings, Inc. (hereinafter called the “Company”), represented by stock certificate No(s). (the “Series B Preferred Stock Certificates”), into common stock, par value $1.00 per share, of the Company (the “Common Stock”) according to the conditions of the Articles of Amendment of the Series B Preferred Stock (the “Articles of Amendment”), as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto, if any, and is delivering herewith the Series B Preferred Stock Certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. Each original Series B Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).
     The undersigned represents and warrants that all offers and sales by the undersigned of the Common Stock, if any, issuable to the undersigned upon conversion of the Series B Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Act”), or pursuant to any exemption from registration under the Act.
     Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Articles of Amendment.

Date of Conversion:

Shares of Series B Preferred Stock to be Converted:

Shares of Common Stock to be Issued:*

Signature:

Name:

Address:**

Fax Number:

*	The Company is not required to issue shares of Common Stock until the original Series B Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted is received by the Company or the Conversion Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three Business Days following receipt of the original Series B Preferred Stock Certificate(s) to be converted.

**	Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

ASSIGNMENT
FOR VALUE RECEIVED,                      HEREBY SELL, ASSIGN AND TRANSFER UNTO
Please Insert Social Security or
Other Identifying Number of Assignee

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)
SHARES OF THE CAPITAL STOCK REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT

ATTORNEY TO TRANSFER THE SAID STOCK ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.
DATED
          NOTICE:

The Signature to this Assignment Must Correspond with the Name As Written Upon the Face of the Certificate in Every Particular, Without Alteration or Enlargement or Any Change Whatever.
SIGNATURE GUARANTEED

(Signature Must Be Guaranteed by a Member of a Medallion Signature Program)

Exhibit C

WARRANT AGREEMENT
dated as of      , 2008
between
BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
and
as WARRANT AGENT

     THIS WARRANT AGREEMENT, dated as of      , 2008 (this “Agreement”), between Boston Private Financial Holdings, Inc., a Massachusetts corporation (the “Company”) and         , as Warrant Agent (the “Warrant Agent”);
     WHEREAS, the Company has entered into an Investment Agreement, dated as of July 22, 2008 (the "Investment Agreement”; capitalized terms being used herein as therein defined), between the Company and BP Holdco, L.P., a Delaware limited partnership (“Purchaser”);
     WHEREAS, pursuant to the Investment Agreement, the Company proposes to sell to Purchaser and Purchaser proposes to purchase Warrants representing the right to purchase shares of Common Stock, which Warrants shall be governed by this Agreement and evidenced by certificates issued pursuant to this Agreement (such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the “Warrant Certificates”); and
     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced.
     NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:
ARTICLE I
ISSUANCE OF WARRANTS AND EXECUTION
AND DELIVERY OF WARRANT CERTIFICATES
     SECTION 1.1. Issuance of Warrants. Upon issuance, each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase the number of shares of Common Stock set forth in the Warrant Certificate.
     SECTION 1.2. Execution and Delivery of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, shall be dated and may have such letters, numbers, or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be executed on behalf of the Company by the Chairman of the Board, the President, any Vice Chairman, or any Vice President and by the Secretary or any Assistant Secretary. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced in the Warrant Certificates.
     No Warrant Certificates shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.
     In case any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.
     The term “Warrantholder” as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose.
     SECTION 1.3. Issuance of Warrant Certificates. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign Warrant Certificates evidencing Warrants representing the right to purchase up to            shares of Common Stock in the aggregate and shall deliver such Warrant Certificates to or upon the order of the Company. Subsequent to such issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant

Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates or in connection with their transfer, as hereinafter provided.
ARTICLE II
EXERCISE PRICE, DURATION
AND EXERCISE OF WARRANTS
     SECTION 2.1. Exercise Price. (a) The exercise price (the “Exercise Price”) of each Warrant will be as set forth in the form of Warrant Certificate set forth as Exhibit A, the terms of which shall be deemed incorporated herein by reference as if fully set forth herein.
     SECTION 2.2. Duration and Exercise of Warrants. (a) Each Warrant may be exercised in whole at any time during the period specified in the form of Warrant Certificate set forth as Exhibit A. During such period, any whole number of Warrants may be exercised by providing certain information as set forth on the reverse side of the Warrant Certificate and by paying the Exercise Price for each Warrant exercised, to the Warrant Agent as set forth in the Warrant Certificate. The Warrant Agent shall deposit all funds received by it in payment of the Exercise Price in an account of the Company maintained with it and shall advise the Company by telephone at the end of each day on which a payment for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephone advice to the Company in writing.
     (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company of (i) the number of Warrants exercised, (ii) the instructions of each Warrantholder with respect to delivery of the Common Stock to which such Warrantholder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as the Company shall reasonably require.
     SECTION 2.3. Compliance with Governmental Requirements. Before taking any action that would cause an adjustment reducing the Exercise Price to be adjusted below the then par value of any of the shares of Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Exercise Price.
     The Company covenants that if any shares of Common Stock required to be reserved for purposes of exercise of Warrants require, under any federal or state law or rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any national securities exchange before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be; provided, however, that in no event shall such shares of Common Stock be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which such registration, approval or listing is required but not in effect.
ARTICLE III
ADJUSTMENT OF EXERCISE PRICE AND SHARES OF
COMMON STOCK PURCHASABLE
     SECTION 3.1. Adjustment of Exercise Price. The Exercise Price specified in Section 2.1, and the number of shares of Common Stock issuable upon such exercise shall be subject to adjustment from time to time as set forth in the form of Warrant Certificate set forth as Exhibit A.
     SECTION 3.2. Statements on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article III, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time, in its sole discretion (which shall be conclusive), make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

ARTICLE IV
EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES
     SECTION 4.1. Exchange and Transfer of Warrant Certificates. Upon surrender in accordance with the terms set forth in the Warrant Certificate, and upon compliance with the terms set forth in such Warrant Certificate, and subject to the restrictions and limitations set forth in the Warrant Certificate, Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants or the transfer thereof may be registered in whole or in part; provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. The Warrant Agent shall keep, at its corporate trust office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates. Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement as the Warrant Certificate surrendered for such exchange or registration of transfer.
     SECTION 4.2. Cancellation of Warrant Certificates. Any Warrant Certificates surrendered for exchange, registration of transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of canceled Warrant Certificates in a manner satisfactory to the Company.
ARTICLE V
CONCERNING THE WARRANT AGENT
     SECTION 5.1. Warrant Agent. The Company hereby appoints as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth; and hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and herein and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.
     SECTION 5.2. Conditions of Warrant Agent’s Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Warrantholders from time to time shall be subject:
     (a) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Warrant Agent without negligence, bad faith or breach of this Agreement on its part in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of such liability.
     (b) Agent for the Company. In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the Warrantholders or beneficial owners of Warrants.
     (c) Counsel. The Warrant Agent may consult with counsel satisfactory to it, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.
     (d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

     (e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of Warrantholders or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.
     (f) No Liability for Interest. Unless otherwise agreed with the Company, the Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.
     (g) No Liability for Invalidity. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates (except as to the Warrant Agent’s countersignature thereon).
     (h) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates (except as to the Warrant Agent’s countersignature thereon), all of which are made solely by the Company.
     (i) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Warrantholder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.2 hereof, to make any demand upon the Company.
     SECTION 5.3. Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the Warrantholders, that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.
     (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than 90 days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor warrant agent (which shall be a bank or trust company in good standing authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor warrant agent. The obligation of the Company under Section 5.2(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.
     (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor warrant agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor warrant agent. Upon the appointment as aforesaid of a successor warrant agent and acceptance by the successor warrant agent of such appointment, the Warrant Agent shall cease to be warrant agent hereunder.
     (d) Any successor warrant agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor warrant agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named warrant agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor warrant agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as warrant agent hereunder.
     (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall be a party or any corporation to which substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor warrant agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.
ARTICLE VI
MISCELLANEOUS
     SECTION 6.1. Amendment. (a) This Agreement may be amended by the parties hereto, without the consent of any Warrantholder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided that such action shall not affect adversely the interests of the Warrantholders.
     (b) The Company and the Warrant Agent may modify or amend this Agreement (by means of an agreement supplemental hereto or otherwise) with the consent of Warrantholders constituting not less than a majority in number of the then outstanding Warrants affected by such modification or amendment; provided, however, that no such modification or amendment that changes the Exercise Price of the Warrants, reduces the amount receivable upon exercise, cancellation or expiration of the Warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the Warrants, shortens the period of time during which the Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the affected Warrantholders or reduces the percentage of the number of outstanding Warrants, the consent of whose Warrantholders is required for modification or amendment of this Agreement, may be made without the consent of each Warrantholder affected thereby.
     SECTION 6.2. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by a Warrantholder pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.
     SECTION 6.3. Addresses. Any communication from the Company to the Warrant Agent with respect to this Agreement shall be addressed to      , c/o Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, MA, 02109 and any communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, MA, 02109, Attention: Margaret W. Chambers, Esq. (or such other address as shall be specified in writing by the Warrant Agent or by the Company).
     SECTION 6.4. Applicable Law. This Agreement, and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Massachusetts law are applicable). The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.
     SECTION 6.5. Obtaining of Governmental Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States federal and state laws, which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Common Stock issued upon exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrants or upon the expiration of the period during which the Warrants are exercisable.
     SECTION 6.6. Persons Having Rights under this Agreement. Nothing in this Agreement shall give to any person other than the Company, the Warrant Agent and the Warrantholders any right, remedy or claim under or by reason of this Agreement.

     SECTION 6.7. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
     SECTION 6.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.
     SECTION 6.9. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by any Warrantholder. The Warrant Agent may require such Warrantholder to submit his, her or its Warrant Certificate for inspection by it.

     IN WITNESS WHEREOF, the Company and the Warrant Agent have caused this Agreement to be signed by their respective duly authorized officers as of the day and year first above written.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:

Name:

Title:

Name:

Title:

Exhibit A
     THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF JULY 22, 2008, COPIES OF WHICH ARE ON FILE WITH THE WARRANT AGENT.
WARRANT
to purchase
[     ]
Shares of Common Stock of
BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
a Massachusetts Corporation
** Exercisable only if countersigned by the Warrant Agent as Provided Herein**

No.	Issue Date:
     1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.
     “Affiliate” has the meaning set forth in Section 6.9(a) of the Investment Agreement.
     “Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Company and the Warrantholder; otherwise, the average of all three determinations shall be binding and conclusive on the Company and the Warrantholder. The costs of conducting any Appraisal Procedure shall be borne by the Warrantholder requesting such Appraisal Procedure, except (A) the fees and expenses of the appraiser appointed by the Company and any other costs incurred by the Company shall be borne by the Company and (B) if such Appraisal Procedure shall result in a determination that is disparate by 5% or more from the Company’s initial determination, all costs of conducting such Appraisal Procedure shall be borne by the Company.
     “Beneficially Own” or “Beneficial Owner” has the meaning set forth in Section 4.1(f) of the Investment Agreement.
     “BHC Act” means the Bank Holding Company Act of 1956, as amended, or any successor statute.
     “Board of Directors” has the meaning set forth in Section 2.2(a)(1) of the Investment Agreement.
     “Board Representative” has the meaning set forth in Section 4.3(a) of the Investment Agreement.
     “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires adoption by the Company’s stockholders.

     “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the Commonwealth of Massachusetts generally are authorized or required by law or other governmental actions to close.
     “Capital Stock” means (A) with respect to any person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such person and (B) with respect to any person that is not a corporation or company, any and all partnership or other equity interests of such person.
     “CIBC Act” means the Change in Bank Control Act of 1978, as amended, or any successor statute.
     “Common Stock” has the meaning set forth in Section 2.
     “Company” has the meaning set forth in the preamble of the Investment Agreement.
     “Company Subsidiary” has the meaning set forth in Section 2.2(a)(2) of the Investment Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
     “Exercise Price” means $6.62; provided, that the foregoing shall be subject to adjustment or limitation as set forth herein.
     “Expiration Time” has the meaning set forth in Section 3.
     “Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith. If the Warrantholder does not accept the Board of Director’s calculation of fair market value and the Warrantholder and the Company are unable to agree on fair market value, the Appraisal Procedure shall be used to determine Fair Market Value.
     “Fundamental Change” means the occurrence of one of the following:
     (i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate Beneficial Owner of common equity of the Company representing more than 50% of the voting power of the outstanding Common Stock;
     (ii) consummation of any consolidation or merger of the Company or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Company’s Subsidiaries, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the persons that Beneficially Owned, directly or indirectly, voting shares of the Company immediately prior to such transaction Beneficially Own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction; or
     (iii) the Company’s stockholders approve and adopt a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.
     “Governmental Entities” has the meaning set forth in Section 1.2(b)(1)(A) of the Investment Agreement.
     “Group” means a group as contemplated by Section 13(d)(3) of the Exchange Act.
     “Investment Agreement” means the Investment Agreement, dated as of July 22, 2008, as may be amended from time to time, between the Company and Purchaser.
     “Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (A) the closing sale price for such day reported by The Nasdaq Global Select Market if such security is traded over-the-counter and quoted in The Nasdaq Global Select Market, or (B) if such security is so traded, but not so quoted, the average of the closing reported bid and ask prices of such security as reported by The Nasdaq Global Select Market or any comparable system, or (C) if such security is not listed on The Nasdaq Global Select Market or any comparable system, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.
     “Ordinary Cash Dividends” means a regular quarterly cash dividend out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles, consistently applied) and consistent with past practice.
     “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.
     “Preferred Stock” shall have the meaning set forth in the recitals of the Investment Agreement.
     “Preliminary Fundamental Change” means, with respect to the Company, (A) the execution of definitive documentation for a transaction or (B) the recommendation that stockholders tender in response to a tender or exchange offer, that could reasonably be expected to result in a Fundamental Change upon consummation.
     “Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E thereunder, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a Company Subsidiary), or any combination thereof, effected while this Warrant is outstanding; provided, however, that “Pro Rata Repurchase” shall not include any purchase of shares by the Company or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The "Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.
     “Purchaser” has the meaning set forth in the preamble of the Investment Agreement.
     “SEC” means the U.S. Securities and Exchange Commission.
     “Securities” has the meaning set forth in the recitals of the Investment Agreement.
     “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
     “Shares” has the meaning set forth in Section 2.
     “Stockholder Approvals” means all stockholder approvals necessary to (A) approve the exercise of this Warrant for the Shares and the issuance of any Shares which may be issued pursuant to the terms of this Warrant for purposes of Rule 4350(i) of the NASDAQ Marketplace Rules, and (B) amend the Restated Articles of Organization of the Company, as amended, to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the exercise of this Warrant for the Shares. For the avoidance of doubt, the Stockholder Approvals shall be deemed to be obtained for the purposes of this Warrant only if all of the foregoing approvals shall have been obtained.
     “Subsidiary” has the meaning set forth in Section 2.2(a)(2) of the Investment Agreement.
     “Underlying Security Price” has the meaning set forth in Annex 1.
     “Voting Securities” has the meaning set forth in the BHC Act and any rules or regulations promulgated thereunder.
     “Warrant Agent” has the meaning set forth in Section 3.
     “Warrant Agreement” means the Warrant Agreement, dated as of [ ], 2008, between the Company and the Warrant Agent.
     “Warrant Certificate” means this certificate evidencing the Warrant.
     “Warrantholder” has the meaning set forth in Section 2.
     “Warrant” means the Warrant issued pursuant to the Warrant Agreement and subject to the Investment Agreement.

     2. Number of Shares; Exercise Price. This certifies that, for value received, [NAME OF HOLDER], its affiliates or its registered assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole at any time or in part from time to time, after the receipt of Stockholder Approvals, [           ] fully paid and nonassessable shares of common stock, $1.00 par value per share, of the Company (the "Common Stock”), at a purchase price per share of Common Stock equal to the Exercise Price. The number of shares of Common Stock (the “Shares") and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock”, “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments. This Warrant is issued pursuant to and in accordance with the Warrant Agreement, and will be subject to the additional terms and conditions set forth in the Warrant Agreement.
     3. Exercise of Warrant; Term. Subject to the terms and conditions hereof, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after 9:00 a.m., New York City time, on the date hereof, but in no event later than 5:00 p.m., New York City time, on the fifth anniversary of the date of issuance of the Warrant (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the corporate trust office of [          ], or his successor as warrant agent (the “Warrant Agent”), at Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, MA 02109 (or such other office or agency of the Warrant Agent in the United States as it or the Company may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder in one of the following manners:
     (i) by tendering to the Warrant Agent in cash, by certified or cashier’s check or by wire transfer payable to the order of the Company, or
     (ii) by having the Warrant Agent withhold shares of Common Stock issuable upon exercise of this Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised, based on the Market Price of the Common Stock on the trading day immediately prior to the date on which this Warrant is exercised and the Notice of Exercise is delivered to the Warrant Agent.
     If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Warrant Agent, on behalf of the Company, within a reasonable time, and in any event not exceeding three business days, a new Warrant Certificate in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares issuable pursuant to the Warrant evidenced by the Warrant Certificate and the number of Shares as to which the Warrant is so exercised. Notwithstanding anything in this Warrant Certificate to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for the Shares is subject to the following conditions and limitations:
     (A) this Warrant shall only be exercisable if the Company shall have first received the Stockholder Approvals and;
     (B) a Warrantholder shall not be entitled to exercise this Warrant for a number of Shares that would cause such Warrantholder and its Affiliates, collectively, to be deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and any rules or regulations promulgated thereunder, 10% or more of any class of Voting Securities of the Company outstanding at such time (excluding for purposes of this calculation any reductions in the percentage of Voting Securities such Warrantholder and its Affiliates so owns, controls or has the power to vote resulting from transfers by Purchaser and its Affiliates of Securities purchased by Purchaser pursuant to the Investment Agreement; it being understood, for the avoidance of doubt, that no Securities shall be included in any such percentage calculation to the extent that they cannot by their terms be converted into or exercised for Voting Securities by such Warrantholder or its Affiliates at the time of such measurement or transfer).
     4. Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named person or persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will, upon receipt of the Stockholder Approvals, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which the Warrant Certificate and payment of the Exercise Price are delivered to the Warrant Agent in accordance with the terms hereof, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. Subject to receipt of the Stockholder Approvals, the Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Company will (A) procure, at its sole expense, the listing of the Shares and other securities issuable upon exercise of this Warrant, subject to issuance or notice of issuance on all stock exchanges on which the Common Stock is then listed or traded and (B) maintain the listing of such Shares after issuance. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded. Before taking any action which would cause an adjustment pursuant to Section 12 to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the Exercise Price as so adjusted.
     5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the Exercise Price for such fractional share.
     6. No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.
     7. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.
     8. Transfer/Assignment.
     (A) Subject to compliance with clause (B) of this Section 8, without obtaining the consent of the Company to assign or transfer this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office of the Warrant Agent described in Section 3, and delivery of the form of assignment annexed hereto, duly completed and executed. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.
     (B) Notwithstanding the foregoing, this Warrant and any rights hereunder, and any Shares issued upon exercise of this Warrant, shall be subject to the applicable restrictions as set forth in Section 4.2 of the Investment Agreement.
     (C) If and for so long as required by the Investment Agreement, the Warrant Certificate shall contain a legend as set forth in Section 4.4 of the Investment Agreement.
     9. Exchange and Registry of Warrant. The Warrant evidenced by this Warrant Certificate is exchangeable, upon the surrender hereof by the Warrantholder to the office of the Warrant Agent referred to in Section 3, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Warrant Agent shall maintain a registry in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates (showing the name and address of the Warrantholder as the registered holder of this Warrant) and exchanges and transfers thereof. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Warrant Agent referred to in Section 3, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.
     10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it and the Company of the loss, theft, destruction or mutilation of the Warrant Certificate, and in the case of any such loss, theft or destruction, upon receipt of an indemnity or security reasonably satisfactory to the Warrant Agent and the Company, or, in the case of any such mutilation, upon surrender and cancellation of the Warrant Certificate, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant Certificate.
     11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

     12. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided that no single event shall cause an adjustment under more than one subsection of this Section 12 so as to result in duplication; provided, further, that, notwithstanding any provision of this Warrant to the contrary, any adjustment to the Exercise Price of the Warrant shall be made to the extent (and only to the extent) that such adjustment would not cause or result in any Warrantholder and its Affiliates, collectively, being deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and any rules or regulations promulgated thereunder, Voting Securities which (assuming, for this purpose only, full conversion and/or exercise of all such securities) would represent 25% or more of any class of Voting Securities outstanding at such time (excluding for purposes of this calculation any reduction in the percentage of Voting Securities such Warrantholder and its Affiliates so owns, controls or has the power to vote resulting from transfers by Purchaser and its Affiliates of Securities purchased by Purchaser pursuant to the Investment Agreement). Any adjustment (or portion thereof) prohibited pursuant to the foregoing proviso shall be postponed and implemented on the first date on which such implementation would not result in the condition described in such proviso.
     (A) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as applicable with respect to the dividend, distribution, subdivision, reclassification or combination giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.
     (B) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock, (ii) of evidence of indebtedness of the Company or any Company Subsidiary, (iii) of assets (excluding Ordinary Cash Dividends or dividends or distributions referred to in Section 12(A)), or (iv) of rights or warrants, in each such case, the Exercise Price in effect prior thereto shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on The NASDAQ Global Select Market without the right to receive such dividend or distribution, minus the Fair Market Value of the shares or evidences of indebtedness or assets or rights or warrants to be so distributed in respect of one share of Common Stock, and (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.
     (C) Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement of such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this

Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.
     (D) Business Combinations. Subject to Section 13 of this Warrant, in case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 12(A)), this Warrant shall be exercisable for the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant.
     (E) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 12 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 12 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.
     (F) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 12 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.
     (G) Adjustment for Unspecified Actions. If the Company takes any action affecting the Common Stock, other than actions described in this Section 12, which in the opinion of the Board of Directors would materially and adversely affect the exercise rights of the Warrantholder, the Exercise Price for the Warrant and/or the number of Shares received upon exercise of the Warrant shall be adjusted for the Warrantholder’s benefit, to the extent permitted by law, in such manner, and at such time, as such Board of Directors after consultation with the Warrantholder shall reasonably determine to be equitable in the circumstances, subject in each such case to the limitations set forth in the second proviso and last sentence of the first paragraph of Section 12. Failure of the Board of Directors to provide for any such adjustment will be evidence that the Board of Directors has determined that it is equitable to make no such adjustments in the circumstances.
     (H) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 12, the Company shall forthwith file at the office of the Warrant Agent referred to in Section 3, a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first-class postage prepaid, to each Warrantholder at the address appearing in the Warrant registry.
     (I) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 12 (but only if the action of the type described in this Section 12 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholders, by first-class mail at their addresses in the Warrant registry, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.
     (J) No Impairment. The Company will not, by amendment of its articles of organization or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and the Warrant Agreement and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.
     (K) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 12, the Company shall take any action which may be necessary, including obtaining regulatory, NASDAQ or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 12.
     (L) Adjustment Rules. Any adjustments pursuant to this Section 12 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.
     13. Fundamental Change. Upon the occurrence of a Preliminary Fundamental Change or Fundamental Change, and by delivering written notice thereof to the Warrant Agent, the Warrantholder may cause the Company to purchase any Warrant, in whole or in part, acquired hereunder that the Warrantholder then holds, at the higher of (i) the Fair Market Value of the Warrant and (ii) a valuation based on a computation of the option value of the Warrant using Black-Scholes calculation methods and making the assumptions described in the Black-Scholes methodology described in Annex 1. Payment by the Company to the Warrantholder of such purchase price shall be due upon the occurrence of the Fundamental Change, subject to the mechanics described in the last paragraph of Annex 1. At the election of the Company, all or any portion of such purchase price may be paid in cash or shares of Common Stock valued at the Market Price of a share of Common Stock as of (A) the last trading day prior to the date on which this payment occurs or (B) the first date of the announcement of such Preliminary Fundamental Change or Fundamental Change (whichever is less), so long as such payment does not cause either (i) the Company to fail to comply with applicable NASDAQ requirements or the requirements of any other Governmental Entities or (ii) the Warrantholder being deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and the rules and regulations promulgated thereunder, 25% or more of any class of Voting Securities of the Company outstanding at such time (assuming, for this purpose only, full conversion of all securities owned by such Warrantholder and its Affiliates that are convertible into or exercisable for Voting Securities and excluding for purposes of this calculation any reduction in the percentage of Voting Securities such Warrantholder and its Affiliates so owns, controls or has the power to vote resulting from transfers by Purchaser and its Affiliates of Securities purchased by Purchaser pursuant to the Investment Agreement) or otherwise be in violation of the ownership limitations under the BHC Act or any other federal banking laws or regulations promulgated thereunder. To the extent that a payment in shares of Common Stock would exceed such limitations, once the maximum number of shares of Common Stock that would not exceed such limitations has been paid, the remainder of such purchase price may be paid, at the option of the Company and provided the issuance of securities would not exceed such limitations, in the form of cash or equity securities of the Company having a Fair Market Value on a fully-distributed basis equal to the value (determined as provided above) of the shares of Common Stock that would have been issued to the Warrantholder in the absence of the limitations described in this sentence. The Company agrees that it will not take any action resulting in a Preliminary Fundamental Change or Fundamental Change in the absence of definitive documentation providing for such election right of the Warrantholder pursuant to this Section 13. Following a Preliminary Fundamental Change, the Warrantholder shall not be restricted from engaging in any hedging or derivative program reasonably necessary in the opinion of the Warrantholder to secure the option value of this Warrant so adjusted. For the avoidance of doubt, it is understood and agreed that (i) the reference to “equity securities” in this Section 13 includes preferred stock and (ii), if the Company were to elect to issue preferred stock in satisfaction of its obligations under this Section 13, it could do so in the form of depositary shares for one or more shares of preferred stock as determined by it in its discretion.
     14. Exchange for Preferred Stock. At any time prior to the receipt of the Stockholder Approvals, the Warrantholder may cause the Company to exchange this Warrant for a number of shares of Preferred Stock equal to the quotient of (i) the value of this Warrant based on the higher of (A) the Fair Market Value of the Warrant and (B) a computation of the option value of the Warrant using the Black-Scholes calculation methods and making the assumptions described in the Black-Scholes methodology described in Annex 1 and (ii) the lower of (A) $100,000 or (B) the Fair Market Value of a share of Preferred Stock, provided that the Company shall pay cash to the Warrantholder in lieu of any fractional shares of Preferred Stock. The Company will at all times reserve and keep available, out of its authorized preferred stock, a sufficient number of shares of preferred stock for the purpose of providing for the exchange of this Warrant for shares of Preferred Stock. It is understood and agreed that, in lieu of delivery of shares of Preferred Stock pursuant to this Section 14, the Company may deliver depositary shares for shares of a new series of preferred stock having rights, preferences and privileges identical to the Preferred Stock; provided, however, that unless otherwise agreed in writing by Purchaser, the Company may deliver depositary shares as provided in this sentence only if the voting rights of a holder of a single depositary share for such new series of preferred stock shall be substantially identical to the voting rights of a holder of a single share of Preferred Stock. Notwithstanding any provision of this Section 14 to the contrary, this Warrant shall not be exchangeable by the Warrantholder for shares of Preferred Stock to the extent that such delivery would cause or result in any Warrantholder and its Affiliates to be deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and the rules and regulations promulgated thereunder, Voting Securities which (assuming, for this purpose only, full conversion and/or exercise of all such securities) would represent 25% or more of any class of Voting Securities of the Company outstanding at such time (excluding for purposes of this calculation any reduction in the percentage of Voting Securities such Warrantholder and its Affiliates so owns, controls or has the power to vote resulting from transfers by Purchaser and its Affiliates of Securities purchased by Purchaser pursuant to the Investment Agreement).
     15. Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Massachusetts law are applicable). The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for any actions, suits or proceedings arising out of or relating to this Warrant and the transactions contemplated hereby.
     16. Attorneys’ Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses incurred in enforcing this Warrant.
     17. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its articles of organization.
     18. Entire Agreement. This Warrant and the exhibits and attachments hereto, and the Investment Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.
Dated:

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:

Name:

Title:

Address:

Attest:

By:

Name:

Title:

Countersigned:

[ ], as Warrant Agent

[ ]

Address:
[Signature Page to Warrant]

[Form Of Notice Of Exercise]
Date:
TO: [               ]
     Boston Private Financial Holdings, Inc.
RE: Election to Subscribe for and Purchase Common Stock
     The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel is attached hereto with respect to the transfer of such warrant.
Number of Shares of Common Stock:
Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(ii) of the Warrant):
Name and Address of Person to be Issued New Warrant:

Holder:

By:

Name:

Title:

[Form of Notice of Exercise]

[Form of Assignment To Be Executed If Warrantholder
Desires To Transfer Warrants Evidenced Hereby]
     FOR VALUE RECEIVED                                          hereby sells, assigns and transfers unto

(Please print name)	(Please insert social security or other identifying number)

Address

City, including zip code)
the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint                 as attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Signature
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate and must bear a signature guarantee by a bank, trust company or member broker of the New York, Midwest or Pacific Stock Exchange)
Signature Guaranteed

[Form of Assignment]

ANNEX 1
Black-Scholes Assumptions
For the purpose of this Annex 1:
     “Acquiror” means (A) the third party that has entered into definitive document for a transaction, or (B) the offeror in the event of a tender or exchange offer, which could reasonably result in a Fundamental Change upon consummation.

Underlying Security Price:
•     In the event of a merger or acquisition, (A) in the event of an “all cash” deal, the cash per share offered to the Company’s stockholders by the Acquiror; (B) in the event of an “all stock” deal, (1) in the event of a fixed exchange ratio transaction, the product of (i) the average of the Market Price of the Acquiror’s common stock for the ten trading day period ending on the day preceding the date of the Preliminary Fundamental Change and (ii) the number of Acquiror’s shares being offered for one share of Common Stock and (2) in the event of a fixed value transaction, the value offered by the Acquiror for one share of Common Stock; (C) in the event of a transaction contemplating various forms of consideration for each share of Common Stock, the cash portion, if any, shall be valued as clause (A) above and the stock portion shall be valued as clause (B) above and any other forms of consideration shall be valued by the Board of Directors of the Company in good faith, without applying any discounts to such consideration.

• In the event of all other Fundamental Change events, the average of the Market Price of the Common Stock for the five trading day period beginning on the date of the Preliminary Fundamental Change.

•     In the event of an exchange for Preferred Stock pursuant to Section 14 of the Warrant, the average of the Market Price of the Common Stock for the five trading day period ending on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company.

Exercise Price:	The Exercise Price as adjusted and then in effect for the Warrant.

Dividend Rate:	The Company’s annualized dividend yield as of (i) the date of the Preliminary
Fundamental Change in the event of a Fundamental Change or (ii) the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company in the event of an exchange for Preferred Stock (the “Reference Date").

Interest Rate:	The applicable U.S. 5-year treasury note risk free rate as of the Reference Date.

Model Type:	Black-Scholes

Exercise Type:	American

Put or Call:	Call

Trade Date:	The Reference Date

Expiration Date:	Expiration Time

Settle Date:	The Reference Date

Exercise Delay:	0

Volatility:	The average daily volatility over the previous six months for the Common Stock as listed by Bloomberg L.P., as of the Reference Date

     Such valuation of the Warrant based on the Black-Scholes methodology shall not be discounted in any way. If the Warrantholder disputes such Black-Scholes valuation pursuant to this Annex 1 as calculated by the Company, the Company and the Warrantholder will choose a mutually-agreeable firm to compute the valuation of the Warrant using the guidelines above, and such valuation shall be final. The fees and expenses of such firm shall be borne equally by the Company and the Warrantholder.
     The Company covenants that it will not close a Fundamental Change transaction or otherwise facilitate the closing of a tender or exchange offer as referenced above until giving the Warrantholder at least five business days to sell or distribute the Common Stock to be received in an exchange and will cooperate with the Warrantholder to ensure that there is an effective registration statement available to facilitate such a sale during such five business day period or an effective opportunity is provided in the case of a tender or exchange offer as referenced above to tender such shares in to the offer.